Exhibit 4.9

TH INTERNATIONAL LIMITED

and

WILMINGTON SAVINGS FUND SOCIETY, FSB

as Trustee

INDENTURE

Dated as of December 30, 2021

Variable Rate Convertible Senior Notes due 2026

- i -

- ii -

- iii -

Exhibits

Exhibit A: Form of Note	A-1
Exhibit B-1: Form of Restricted Note Legend	B-1
Exhibit B-2: Form of Global Note Legend	B-2
Exhibit C: Form of Mandatory Conversion Notice	C-1

- iv -

INDENTURE, dated as of December 30, 2021, between TH International Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands with registration number 336092, as issuer (the “Company”), and Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”).

Each party to this Indenture (as defined below) agrees as follows for the benefit of the other party and for the equal and rateable benefit of the Holders (as defined below) of the Company’s $50,000,000 Variable Rate Convertible Senior Notes due 2026 (and any Notes issued in exchange therefor or in substitution thereof, the “Initial Notes”) and additional securities that may be issued on any later issue date subject to the conditions and in compliance with the covenants set forth herein (the “Additional Notes” and, together with the Initial Notes, the “Notes”). Unless the context otherwise requires, in this Indenture references to the “Notes” include any Additional Notes that are actually issued, including any Additional Notes that are issued as PIK Interest (as defined below). The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture.

Article 1. DEFINITIONS; RULES OF CONSTRUCTION

Section 1.01.      Definitions.

“Affiliate” means, with respect to any Person, any other Person (1) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person; (2) who is a director or officer of such Person or any Subsidiary of such Person or of any Person referred to in clause (1) of this definition; or (3) who is a spouse or any person cohabiting as a spouse, child or step-child, parent or step-parent, brother, sister, step-brother or step-sister, parent-in-law, grandchild, grandparent, uncle, aunt, nephew or niece of a person described in clause (1) or (2). For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Alternative Stock Exchange” means at any time, in the case of the Shares, if they are not at that time listed and traded on the Principal Market, the principal stock exchange or securities market on which the Shares are then listed or quoted or dealt in.

“Anti-Corruption Laws” means the PRC Anti-Unfair Competition Law, the anti-bribery provisions of the PRC Criminal Law, the U.S. Foreign Corrupt Practices Act of 1977 (as amended), the United Kingdom Bribery Act 2010 and any other applicable anti-bribery or anti-corruption laws.

“Authorized Denomination” means, with respect to a Note, a principal amount minimum denomination equal to $1,000,000 or any integral multiple of $500,000 in excess thereof; provided that any Additional Notes that are issued as PIK Interest may be issued with a principal amount minimum denomination equal to $1,000 or any integral multiple of $1 in excess thereof.

“Authorized Share Failure” shall have the meaning set forth in Section 5.07(B).

“Average Daily Trading Volume” means, in relation to the Shares on any Trading Day, the average daily trading volume of the Shares on the Principal Market or any Alternative Stock Exchange, measured over a period of sixty (60) consecutive Trading Days ending on the immediately preceding Trading Day as determined by the Company by reference to the relevant Bloomberg page or any successor page, or if such information is not available for whatever reason or is manifestly incorrect, as determined by the Company acting in a commercially reasonable manner.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state or non-U.S. law for the relief of debtors.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act on behalf of such board.

“Business Combination” means the business combination involving the Company, Target and Silver Crest pursuant to the Merger Agreement, whereby (i) Target will merge with and into Silver Crest (such merger, the “First Merger”), with Silver Crest surviving the First Merger as a wholly owned subsidiary of the Company (Silver Crest as the surviving entity of the First Merger, the “Surviving Entity”), and (ii) immediately following consummation of the First Merger and as part of the same overall transaction, the Surviving Entity will merge with and into the Company (such merger, the “Second Merger”), with the Company surviving the Second Merger.

“Business Combination Closing Date” means the date of closing of the Business Combination.

“Business Combination Reset” means, if the Business Combination Closing Date occurs prior to the Outside Date, the Initial Conversion Price will be reset on the Business Combination Closing Date to the lower of: (I) a price per Share calculated by dividing $1,941,000,000 by the number of Shares on a fully diluted basis (for the avoidance of doubt, after giving effect to the Business Combination); and (II) the Initial Conversion Price (as adjusted).

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York, Hong Kong and London or the city in which the Corporate Trust Office of the Trustee is located are authorized or required by law to remain closed.

“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capitalized lease (and, for the avoidance of doubt, not a straight-line or operating lease) for financial reporting purposes in accordance with U.S. GAAP.

“Capital Stock” means (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Change of Control” means the occurrence of one or more of the following events:

(1)            at any time:

(A)            prior to the consummation of the Business Combination, the Permitted Holder (A) fails to beneficially own, in the aggregate, directly or indirectly, more than 50% on a fully diluted basis of the aggregate voting and/or economic interest in the issued share capital of the Company or (B) fails to have the power to elect a majority of the members of the Board of Directors; or

(B)            after the Business Combination Closing Date:

(i)            any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 of the Exchange Act), directly or indirectly, of total voting power of the voting shares of the Company (I) greater than such total voting power beneficially owned by the Permitted Holder, or (II) greater than or equal to 35% on a fully diluted basis of total voting power of the Company;

(ii)            Pangaea XXIIB fails to beneficially own, in the aggregate, directly or indirectly, more than 50% on a fully diluted basis of total voting power of the Company solely as a result of either of the following:

(I)	the sale, transfer or other disposal of any Shares, in a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary, in the aggregate, representing more than 20% of the shares or voting power in Pangaea XXIIB (“XXIIB Shares”) owned by Pangaea XXIIA as of the Interest Accrual Date, whether such Shares were acquired by Pangaea XXIIA by way of a redemption of XXIIB Shares in exchange for Shares or in any other manner; or

(II)	both the acquisition of Shares from Pangaea XXIIB by any shareholder of Pangaea XXIIB as of the Interest Accrual Date other than Pangaea XXIIA, whether by way of a redemption of XXIIB Shares in exchange for Shares or in any other manner, and Pangaea XXIIA beneficially owning, in the aggregate, directly or indirectly, less than 35% on a fully diluted basis of total voting power of the Company, provided, however, that none of the events in clause (A) or (B) above shall be a Change of Control if, (a) such event is the result of the conversion of any Note into Shares, or (b) at such time the Permitted Holder has the power, individually or together with one or more other direct or indirect shareholders of the Company as of the Interest Accrual Date (or any Affiliate of such shareholders) through a voting or similar agreement, to elect a majority of the members of the Board of Directors;

(2)            the Company’s consolidation with, or merger with or into, any Person (other than the Permitted Holder), or any Person (other than the Permitted Holder) consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding voting shares of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than (A) the transactions contemplated under the Merger Agreement, and (B) any such transaction where the voting shares of the Company outstanding immediately prior to such transaction is converted into or exchanged for (or continues as) voting stock of the surviving or transferee Person constituting a majority of the outstanding shares of voting stock of such surviving or transferee Person (immediately after giving effect to such issuance) and in substantially the same proportion as before the transaction;

(3)            the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, to any “person” (within the meaning of Section 13(d) of the Exchange Act) other than the Permitted Holder; or

(4)            the adoption of a plan relating to the liquidation or dissolution of the Company.

“Charter Documents” means the memorandum and articles of association or other constitutional documents of the Company, each as amended from time to time.

“Close of Business” means 5:00 p.m., New York City time.

“Company” means the Person named as such in the first paragraph of this Indenture and, subject to Article 6, its successors and assigns.

“Company Order” means a written request or order signed on behalf of the Company by one (1) of its Officers and delivered to the Trustee.

“Conversion Date” means, with respect to a Note, the first Business Day on which the requirements set forth in Section 5.02(A) to convert such Note are satisfied, subject to Section 5.03(C).

“Conversion Price” means the Initial Conversion Price, subject to a Business Combination Reset or an Outside Date Reset, as applicable, and as adjusted pursuant to Section 5.05.

“Conversion Share” means any Share issued or issuable upon conversion of any Note.

“Corporate Trust Office” means, with respect to:

(1)            the Trustee, the designated corporate trust office of the Trustee at which at any particular time this Indenture shall be principally administered, which office at the date hereof is located at 500 Delaware Avenue, Wilmington, DE 19801, Attn: WSFS Institutional Services, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the designated corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Company);

(2)            the Paying Agent, 500 Delaware Avenue, Wilmington, DE 19801, Attn: WSFS Institutional Services, or such other address as the Paying Agent may designate from time to time by notice to the Holders and the Company;

(3)            the Registrar, 500 Delaware Avenue, Wilmington, DE 19801, Attn: WSFS Institutional Services, or such other address as the Registrar may designate from time to time by notice to the Holders and the Company;

(4)            the Conversion Agent, 500 Delaware Avenue, Wilmington, DE 19801, Attn: WSFS Institutional Services, or such other address as the Conversion Agent may designate from time to time by notice to the Holders and the Company; and

(5)            the Transfer Agent, 500 Delaware Avenue, Wilmington, DE 19801, Attn: WSFS Institutional Services, or such other address as the Transfer Agent may designate from time to time by notice to the Holders and the Company.

“Default” means any event that is (or, after notice, passage of time or both, would be) an Event of Default.

A “Delisting” occurs when, after the Business Combination Closing Date, the Shares (i) cease to be quoted, listed or admitted to trading on the Principal Market or any Alternative Stock Exchange, or (ii) are suspended from trading on the Principal Market or any Alternative Stock Exchange (as the case may be) for a period of more than 30 consecutive days on which the Principal Market or such Alternative Stock Exchange (as the case may be) is open for business and on which no general suspension of trading on the Principal Market or such Alternative Stock Exchange (as the case may be) has occurred.

“Depositary” means The Depository Trust Company or its successor.

“Depositary Participant” means any member of, or participant in, the Depositary.

“Depositary Procedures” means, with respect to any conversion, transfer, exchange or transaction involving a Global Note or any beneficial interest therein, the rules and procedures of the Depositary applicable to such conversion, transfer, exchange or transaction.

“Equity Securities” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock). Unless the context otherwise requires, any reference to “Equity Securities” refers to the Equity Securities of the Company.

“Ex-Date” means, with respect to a share or stock dividend, subdivision, consolidation, issuance, dividend (including, without limitation, any Spin-Off), distribution, capitalization, grant, offer or other entitlement (“Entitlement”) on the Shares, the first date on which Shares trade on the applicable exchange or in the applicable market, regular way, without the right to such Entitlement (including pursuant to due bills or similar arrangements required by the relevant stock exchange).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fair Market Value” means the price that would be paid in an arm’s length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined either (i) in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a written resolution or minutes of meeting of the Board of Directors, or (ii) by an accounting, appraisal or investment banking firm of recognized international standing appointed by the Company.

“First Call Date” means December 10, 2024.

“Global Note” means a Note that is represented by a certificate in registered form substantially in the form set forth in Exhibit A, registered in the name of the Depositary or Cede & Co., as its nominee, duly executed by the Company and authenticated by an authorized signatory of the Trustee, and deposited with the Trustee, as custodian for the Depositary.

“Global Note Legend” means a legend substantially in the form set forth in Exhibit B-2.

“Government Official” means any officer or employee of a Governmental Authority or any department, agency or instrumentality thereof, including state-owned entities, or of a public organization or any individual acting in an official capacity for or on behalf of any such Governmental Authority, department, agency, or instrumentality or on behalf of any such public organization.

“Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, arbitral body (public or private) or tribunal.

“Holder” means a Person in whose name a Note is registered on the Registrar’s books.

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“Incur” means, with respect to any Indebtedness to incur, create, issue, assume, guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that (i) any Indebtedness of a Person existing at the time such Person becomes a Subsidiary will be deemed to be incurred by such Subsidiary at the time it becomes a Subsidiary and (ii) the accrual of interest or preferred stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms (including, for the avoidance of doubt, PIK Interest), the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on preferred stock in the form of additional shares of the same class of preferred stock shall not be considered an Incurrence of Indebtedness. The terms “Incurrence” and “Incurred” have meanings correlative with the foregoing.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses), whether or not contingent:

(1)            in respect of borrowed money;

(2)            evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)            in respect of banker’s acceptances; or

(4)            representing Capital Lease Obligations,

if and to the extent any of the preceding items (other than letters of credit) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with U.S. GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person.

The amount of Indebtedness of any Person at any time shall be the outstanding balance at such time of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided that:

(i)	the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with U.S. GAAP; and

(ii)	money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be “Indebtedness” so long as such money is held to secure the payment of such interest.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Initial Conversion Price” means $11.50 per Share, subject to adjustment as provided herein.

“Interest Accrual Date” means December 10, 2021.

“Interest Payment Date” means, with respect to a Note, each June 10th and December 10th of each year, commencing on June 10, 2022 (or commencing on such other date specified in the certificate representing such Note). For the avoidance of doubt, the Maturity Date is an Interest Payment Date.

“Interest Rate” means:

(1)            subject to paragraph (2):

(A)            7.00% per annum if paid entirely in cash pursuant to the Company’s election pursuant to Section 2.05(C); or

(B)            9.00% per annum in the form of PIK Interest; and

(2)            if the Business Combination is not consummated prior to the Outside Date, on or after the Outside Date:

(A)            10.0% per annum if paid entirely in cash pursuant to the Company’s election pursuant to Section 2.05(C); or

(B)            12.0% per annum in the form of PIK Interest.

“Issue Date” means December 30, 2021.

“Last Reported Sale Price” of the Shares for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of the Shares on such Trading Day as reported in composite transactions for the Principal Market or Alternative Stock Exchange, as applicable. If the Shares are not listed on the Principal Market or an Alternative Stock Exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per Share on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Shares are not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per Share on such Trading Day from each of at least three (3) nationally recognized independent investment banking firms selected by the Company. Neither the Trustee nor the Conversion Agent will have any duty to determine the Last Reported Sale Price. The Last Reported Sale Price will be determined without regard to after-hours trading or any other trading outside of regular trading session hours.

“Lien” means (a) any mortgage, pledge, assignment, hypothec, deed of trust, security interest, collateral assignment, charge, encumbrance or other lien or restriction of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing, whether based on common law, constitutional provision, statute or contract, and shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions, and (b) in the case of securities or Capital Stock, any purchase option, call or similar right of a third party with respect to such securities or Capital Stock.

“Make-Whole Amount” means an amount equal to:

(1)            the principal amount of such Note then outstanding; plus

(2)            an amount equal to the higher of:

(A)            zero; and

(B)            the sum of the present values of each remaining scheduled payment of interest (assuming such interest payments are paid in cash) that would be due on such Notes from (and including) the Redemption Date to the First Call Date (exclusive of interest accrued and unpaid to the Redemption Date), each such nominal amount being discounted from its respective scheduled or deemed due date to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Relevant Rate plus 50 basis points.

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the Principal Market or Alternative Stock Exchange, as applicable, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Shares or in any options contracts or futures contracts relating to the Shares.

“Master Franchise Agreements” means that (1) certain Company Franchise Agreement, dated as of June 12, 2018, by and between Tim Hortons Restaurants International GmbH and TH Hong Kong International Limited, (2) certain Amended and Restated Company Franchise Agreement, dated as of June 12, 2018, by and among Tim Hortons Restaurants International GmbH, TH Hong Kong International Limited and Tim Hortons (Shanghai) Food and Beverage Management Co., Ltd. (including any joinder agreements entered into from time to time pursuant to the terms and conditions thereof), and (3) certain Master Development Agreement, dated as of June 11, 2018, by and between Tim Hortons Restaurants International GmbH and TH Hong Kong International Limited, each as supplemented, amended, restated or modified in accordance with the terms and conditions thereof from time to time.

“Material Adverse Effect” means any change, development, occurrence or event that would or would reasonably be expected to (a) be materially adverse to the business, continuing results of operations or financial condition of the Company and its Subsidiaries, taken as a whole or (b) prevent or materially delay the performance by the Company of its obligations under this Indenture and the Notes.

“Material Subsidiary” means a Subsidiary of the Company:

(1)            whose gross revenue (consolidated in the case of a Subsidiary which itself has Subsidiaries) attributable to the Company, as shown by its latest income statement, are at least 10.0% of the consolidated gross revenue of the Company and its Subsidiaries as shown by the latest published audited consolidated income statement of the Company and its consolidated Subsidiaries, including, for the avoidance of doubt, the Company and its consolidated Subsidiaries’ share of revenue of Subsidiaries not consolidated and of associated entities and after adjustments for minority interests; or

(2)            whose gross assets (consolidated in the case of a Subsidiary which itself has Subsidiaries) attributable to the Company, as shown by its latest audited balance sheet, are at least 10.0% of the consolidated gross assets of the Company and its Subsidiaries as shown by the latest published audited consolidated balance sheet of the Company and its consolidated Subsidiaries, including the investment of the Company and its consolidated Subsidiaries in each Subsidiary whose accounts are not consolidated with the consolidated audited accounts of the Company and of associated companies and after adjustment for minority interests; or

(3)            whose net assets (consolidated in the case of a Subsidiary which itself has Subsidiaries) attributable to the Company, as shown by its latest audited balance sheet, are at least 10.0% of the consolidated net assets of the Company and its Subsidiaries as shown by the latest published audited consolidated balance sheet of the Company and its consolidated Subsidiaries, including the investment of the Company and its consolidated Subsidiaries in each Subsidiary whose accounts are not consolidated with the consolidated audited accounts of the Company and of associated companies and after adjustment for minority interests, provided that, in relation to paragraphs (1) and (2) above of this definition:

(A)            in the case of a corporation or other business entity becoming a Subsidiary after the end of the financial period to which the latest consolidated audited accounts of the Company relate, the reference to the then latest consolidated audited accounts of the Company and its consolidated Subsidiaries for the purposes of the calculation above shall, until consolidated audited accounts of the Company for the financial period in which the relevant corporation or other business entity becomes a Subsidiary are published be deemed to be a reference to the then latest consolidated audited accounts of the Company and its Subsidiaries adjusted to consolidate the latest audited accounts (consolidated in the case of a Subsidiary which itself has Subsidiaries) of such Subsidiary in such accounts;

(B)            if at any relevant time in relation to the Company or any Subsidiary which itself has Subsidiaries no consolidated accounts are prepared and audited, gross revenue or gross assets of the Company and/or any such Subsidiary shall be determined on the basis of pro forma consolidated accounts prepared for this purpose by the Company; and

(C)            if the accounts of any Subsidiary (not being a Subsidiary referred to in proviso (A) above to this definition) are not consolidated with those of the Company, then the determination of whether or not such Subsidiary is a Material Subsidiary shall be based on a pro forma consolidation of its accounts (consolidated, if appropriate) with the consolidated accounts (determined on the basis of the foregoing) of the Company; or

(4)            to which is transferred all or substantially all of the business, undertaking and assets of another Subsidiary which immediately prior to such transfer is a Material Subsidiary, whereupon:

(A)            the transferor Material Subsidiary shall immediately cease to be a Material Subsidiary; and

(B)            the transferee Subsidiary shall immediately become a Material Subsidiary, provided that on or after the date on which the relevant financial statements for the financial period current at the date of such transfer are published, whether such transferor Subsidiary or such transferee Subsidiary is or is not a Material Subsidiary shall be determined pursuant to the provisions of the paragraphs above of this definition.

An Officer’s Certificate stating that in the signing Officer’s opinion, a Subsidiary is or is not, or was or was not, a Material Subsidiary shall, in the absence of manifest error, be conclusive and binding on all parties.

“Maturity Date” means December 10, 2026.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of August 13, 2021, by and among the Company, Target and Silver Crest, as amended from time to time.

“Note Agent” means any Registrar, Paying Agent, Transfer Agent or Conversion Agent.

“Officer” means any member of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of the Company.

“Officer’s Certificate” means a certificate that is signed on behalf of the Company by one (1) of its Officers and that meets the requirements of Section 11.03.

“Open of Business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means an opinion in writing signed by legal counsel (including an employee of, or counsel to, the Company or any of its Subsidiaries) reasonably acceptable to the Trustee, that meets the requirements of Section 11.03, subject to customary qualifications and exclusions.

“Order” means any judgment, decree, verdict, order, consent order, consent decree, writ, declaration or injunction.

“Outside Date” means September 30, 2022 or, such later date as may be consented to in writing by the Trustee (acting on the instructions of, or with the consent of, the Holders of a majority in aggregate principal amount of the Notes then outstanding).

“Outside Date Reset” means, if the Business Combination has not closed prior to the Outside Date, the Initial Conversion Price shall be reset on the Outside Date to a price per Share calculated by dividing $1,688,000,000 by the number of Shares on a fully diluted basis.

“Pangaea XXIIA” means Pangaea Two Acquisition Holdings XXIIA Ltd.

“Pangaea XXIIB” means Pangaea Two Acquisition Holdings XXIIB Limited.

“Paying Agent” has the meaning ascribed to it in Section 2.06.

“Permitted Asset Sale” means:

(1)            any sale, lease, transfer or other disposal on arm’s length terms of an asset or assets of the Company or its Subsidiary with a Fair Market Value not exceeding, in the aggregate, 10% of the consolidated total revenues of the Company, as shown by the latest published audited consolidated financial statements of the Company and its consolidated Subsidiaries;

(2)            (subject to the Company providing no less than 15 days’ prior written notice to the Trustee, together with an Officer’s Certificate confirming compliance with this paragraph) any sale, lease, transfer or other disposal on arm’s length terms of an asset or assets of the Company or its Subsidiary with a Fair Market Value exceeding, in the aggregate, 10% but not more than 25% of the consolidated total revenues of the Company, as shown by the latest published audited consolidated financial statements of the Company and its consolidated Subsidiaries;

(3)            any sale, lease, transfer or other disposal of an asset or assets between or among the Company and its Subsidiaries; or

(4)            any sale, lease, transfer or other disposal permitted by Article 3.

“Permitted Holder” means (i) Pangaea XXIIA, (ii) Pangaea XXIIB , (iii) other investment fund(s) or vehicle(s) managed or advised by Cartesian Capital Group LLC, (iv) any Affiliate of any of the Persons referred to in clauses (i), (ii) and (iii), and (v) any Person the Capital Stock of which (or in the case of a trust, the beneficial interests in which) are more than 50% owned by one or more of the Persons referred to in clauses (i), (ii), (iii) or (iv).

“Permitted Indebtedness” means:

(1)            Indebtedness existing as of the Interest Accrual Date and disclosed in a document filed with the SEC by or on behalf of the Company and any Indebtedness constituting an extension or renewal of, replacement of, or substitution for, or issued in exchange for, or the net proceeds of which are used to repay, redeem, repurchase, refinance or refund, including by way of defeasance (collectively, “refinance”), then outstanding Indebtedness, in an amount not to exceed the principal amount or liquidation value of the Indebtedness so refinanced, plus premiums, fees and expenses, provided that:

(A)           if the Notes are refinanced in part or the Indebtedness to be refinanced is pari passu with the Notes, the new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made pari passu with, or subordinated in right of payment to, the remaining Notes;

(B)            if the Indebtedness to be refinanced is contractually subordinated or secured on a junior Lien basis to the Notes (excluding any intercompany Indebtedness between or among the Company and any of its Subsidiaries), the new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes;

(C)            the new Indebtedness does not have a Stated Maturity prior to the Stated Maturity of the Indebtedness to be refinanced, and the Weighted Average Life to Maturity of the new Indebtedness is at least equal to the remaining Weighted Average Life to Maturity of the Indebtedness being refinanced;

(D)            if the Indebtedness being refinanced is unsecured Indebtedness, such Permitted Indebtedness is unsecured Indebtedness;

(E)            in no event may Indebtedness of the Company be refinanced pursuant to this clause by means of any Indebtedness of any of its Subsidiaries.

(2)            Permitted Intercompany Loans;

(3)            guarantees by Company or any Subsidiary in respect of Indebtedness otherwise permitted hereunder;

(4)            Indebtedness constituting letters of credit or reimbursement obligations with respect to letters of credit, in each case issued in the ordinary course of business to the extent that such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the 60 days following receipt by the Company or any of its Subsidiaries, as applicable, of a demand for reimbursement;

(5)            Capital Lease Obligations Incurred in the ordinary course of business;

(6)            Indebtedness in respect of bankers’ acceptances issued or created in the ordinary course of business; and

(7)            Indebtedness Incurred in the ordinary course of business under any agreement between any of the Subsidiaries of the Company and any commercial bank or other financial institution relating to Treasury Management Arrangements.

“Permitted Intercompany Loans” means intercompany Indebtedness between or among the Company or any of its Subsidiaries or Indebtedness Incurred by the Company from its direct or indirect shareholders by way of shareholder’s loan to the Company, provided that:

(1)            if the Company is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all amounts due with respect to this Indenture and the Notes; and

(2)            (I) any subsequent issuance or transfer of Equity Securities that results in any such Indebtedness being held by a Person other than the Company or a Subsidiary of the Company and (II) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Subsidiary of the Company, will be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be, that was not permitted by these provisions.

“Permitted Liens” means:

(1)            Liens granted pursuant to or securing any Permitted Indebtedness;

(2)            Liens on property of a Person existing at the time such Person becomes a Subsidiary of the Company or is merged with or into or consolidated with the Company or any Subsidiary; provided, that such Liens were in existence prior to the contemplation of such Person becoming a Subsidiary of the Company or such merger or consolidation and do not extend to any assets other than those of the Person that becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any Subsidiary of the Company (plus improvements and accessions to such property or proceeds or distributions thereof);

(3)            Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company (plus improvements and accessions to such property or proceeds or distributions thereof); provided, that such Liens were in existence prior to such acquisition and not incurred in contemplation of such acquisition;

(4)            Liens in favor of the Company;

(5)            Liens securing Capital Lease Obligations;

(6)            Liens (other than Liens imposed by the Employee Retirement Income Security Act of 1974, as amended) in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), insurance, surety, bid, performance, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance bonds and other similar obligations (in each case, exclusive of obligations for the payment of Indebtedness); provided, that, such Liens are for amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with U.S. GAAP, which proceedings (or any Order entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien;

(7)            Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings; provided, that any reserve or other appropriate provision as is required in conformity with U.S. GAAP has been made therefor;

(8)            Liens incurred or pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security and employee health and disability benefits, or casualty-liability insurance or self-insurance; provided, that, such Liens are for amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with U.S. GAAP, which proceedings (or any Order entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien;

(9)            judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made in conformity with U.S. GAAP;

(10)          Liens in favor of any collecting or payor bank having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Subsidiary thereof on deposit with or in possession of such bank;

(11)          Liens on any amounts held by a trustee in the funds and accounts under an indenture securing any bonds issued for the benefit of the Company or any of its Subsidiaries;

(12)          any netting or set-off arrangements entered into by the Company or any of its Subsidiaries in the ordinary course of its banking arrangements (including, for the avoidance of doubt, cash pooling arrangements) for the purposes of netting debit and credit balances of the Company or any of its Subsidiaries; and

(13)          Liens imposed by law, which were or are incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business (including customary contractual landlords’ liens under operating leases entered into in the ordinary course of business); and (i) which do not in the aggregate materially detract from the value of the property of the Company and its Subsidiaries, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Company and its Subsidiaries, taken as a whole, and (ii) which, if they secure obligations that are then due and unpaid, are being contested in good faith by appropriate proceedings timely initiated and for which adequate reserves have been established in accordance with U.S. GAAP, which proceedings (or Orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien.

“Person” or “person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof.

“Physical Note” means a certificated Note (other than a Global Note) registered in the name of the Holder thereof and issued in accordance with Article 2, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“PRC” means the People’s Republic of China and for the purpose of this Indenture shall exclude Hong Kong, Taiwan and the Special Administrative Region of Macau.

“Preferred Stock” as applied to the Capital Stock of any Person means Capital Stock of any class or classes that by its terms is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Principal Market” means, with respect to the Company, Nasdaq.

“Recognized Accounting Firm” means Deloitte Touche Tohmatsu, Ernst & Young, KPMG, PricewaterhouseCoopers, Grant Thornton or another internationally recognized accounting firm.

“Redemption” means the redemption of any Note by the Company pursuant to Section 4.03.

“Redemption Date” means the date fixed, pursuant to Section 4.03(B), for the settlement of the redemption of any Notes by the Company pursuant to a Redemption.

“Redemption Notice Date” means, with respect to a Redemption, the date on which the Company sends the Redemption Notice for such Redemption pursuant to Section 4.03(D).

“Redemption Price” means the cash price payable by the Company to redeem any Note upon its Redemption, calculated pursuant to Section 4.03(C).

“Registrar” has the meaning ascribed to it in Section 2.06.

“Registration Statement” means a shelf registration statement filed by the Company with the SEC registering the resale of the Conversion Shares within forty-five (45) calendar days after the earlier of the completion of the Business Combination and the date on which the Company is or becomes subject to the reporting obligations under Section 13 or Section 15(d) of the Exchange Act.

“Regular Record Date” with respect to any Interest Payment Date, means May 26 or November 25 (whether or not such day is a Business Day) immediately preceding the applicable June 10 or December 10 Interest Payment Date, respectively.

“Relevant Rate” means a rate per annum (computed on the basis of a 360-day year consisting of twelve 30-day months) equal to the rate reasonably determined by the Company on the date falling three (3) Business Days prior to the Redemption Date, equal to the USD LIBOR mid-swap rate for securities having a term equivalent in duration to the term of the Notes, or if such rate is not available, the USD SOFR ICE Swap Rate or other rate generally accepted by the market and selected by the Company, acting reasonably.

“Repurchase” means the repurchase of any Note by the Company pursuant to Section 4.02.

“Repurchase Date” has the meaning ascribed to it in Section 4.02(B).

“Repurchase Notice” means a notice (including a notice substantially in the form of the “Repurchase Notice” set forth in Exhibit A) containing the information, or otherwise complying with the requirements, set forth in Section 4.02(E)(i)  and Section 4.02(E)(ii).

“Repurchase Price” means the cash price payable by the Company to repurchase the Notes upon its Repurchase, calculated pursuant to Section 4.02(C).

“Repurchase Right” has the meaning ascribed to it in Section 4.02(A).

“Responsible Officer” means (A) any officer of the Trustee assigned by the Trustee having direct responsibility for the administration of this Indenture; and (B) with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of, and familiarity with, the particular subject.

“Resale Restriction Termination Date” means the date which is one year after the later of the Issue Date and the last date on which the Company or any Affiliate of the Company was the owner of the Notes (or any predecessor of the Notes).

“Restricted Note Legend” means a legend substantially in the form set forth in Exhibit B-1.

“Restricted Payment” means:

(1)            the declaration or payment of any dividend or the making of any distribution on or with respect to the Company’s Capital Stock (other than dividends or distributions payable or paid solely in shares of the Company’s or any of its Subsidiaries’ Capital Stock (other than Preferred Stock) or in options, warrants or other rights to acquire shares of such Capital Stock) held by Persons other than the Company or any of its Subsidiaries; and

(2)            the purchase, call for redemption or redemption, retirement or other acquisition for value of any Equity Securities of the Company or any direct or indirect parent of the Company held by any Persons other than the Company or any of its Subsidiaries, but does not include:

(A)            the repurchase, redemption or other acquisition or retirement for value of any Equity Securities of the Company held by any current or former officer, director or employee of the Company pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement, provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Securities may not exceed $3.0 million in any twelve-month period, provided, further, that the Company may carry over and make in any subsequent twelve-month period, in addition to the amount permitted for such twelve-month period, unutilized capacity under this clause (A) attributable to the immediately preceding twelve-month period;

(B)            the repurchase of Equity Securities of the Company deemed to occur upon the exercise of stock options to the extent such Equity Securities represent a portion of the exercise price of those stock options; or

(C)            cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company (including, for the avoidance of doubt, pursuant to Section 5.03(B)(iii)); provided, however, that any such cash payment shall not be for the purpose of evading the limitation hereunder.

“Restricted Stock Legend” means, with respect to any Conversion Share, a legend substantially to the effect that the offer and sale of such Conversion Share have not been registered under the Securities Act and that such Conversion Share cannot be sold or otherwise transferred except pursuant to a transaction that is registered under the Securities Act or that is exempt from, or not subject to, the registration requirements of the Securities Act.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.

“Sanctions” means all applicable provisions of any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of Treasury, the U.S. Department of Commerce, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority, including sanctions issued under the authority of the U.S. Trading with the Enemy Act, the U.S. International Emergency Economic Powers Act, the U.S. United Nations Participation Act, the U.S. Syrian Accountability and Lebanese Sovereignty Restoration Act and the Iran Threat Reduction and Syria Human Rights Act of 2012 and Executive Order 13622 of July 30, 2012.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Call Date” means December 10, 2025.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security” means any Note or Conversion Share.

“SGX-ST” means the Singapore Exchange Securities Trading Limited.

“Shares” means the ordinary shares of the Company.

“Silver Crest” means Silver Crest Acquisition Corporation, an exempted company with limited liability incorporated under the laws of the Cayman Islands with registration number 365811.

“Stated Maturity” means, (1) with respect to any Indebtedness, the date specified in such debt security as the fixed date on which the final installment of principal of such Indebtedness is due and payable as set forth in the documentation governing or evidencing such Indebtedness and (2) with respect to any scheduled installment of principal of or interest on any Indebtedness, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing or evidencing such Indebtedness.

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or other form of legal entity of which (or in which) (a) more than 50% of (i) the issued and outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time Capital Stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (ii) the interest in the capital or profits of such partnership, joint venture or limited liability company or (iii) the beneficial interest in such trust is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries, or (b) such Person has the power to direct the management or policies, whether through ownership or voting proxy of the voting power of such legal entity, through the power to appoint a majority of the members of the board of directors or similar governing body of such legal entity, through contractual arrangements or otherwise. Unless the context otherwise requires, any reference to “Subsidiary” refers to a Subsidiary of the Company.

“Target” means Miami Swan Ltd, an exempted company with limited liability incorporated under the laws of the Cayman Islands with registration number 376960 and a wholly owned subsidiary of the Company.

“Tax Redemption” has the meaning ascribed to it in Section 4.04(B).

“Tax Redemption Date” has the meaning ascribed to it in Section 4.04(B).

“Tax Redemption Price” has the meaning ascribed to it in Section 4.04(A).

“Trading Commencement Date” means the first day on which Shares are traded on the Principal Market or any Alternative Stock Exchange.

“Trading Day” means any day on which (i) the Shares are traded on the Principal Market, or, as the case may be, the Alternative Stock Exchange, and (ii) there is no Market Disruption Event; provided that “Trading Day” shall not include any day on which the Shares are scheduled to trade on such exchange or market for less than four hours or any day that the Shares are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., The City of New York time, or such other time as such exchange or market publicly announces shall be the closing time of trading).

“Transfer Agent” has the meaning ascribed to it in Section 2.06.

“Transfer-Restricted Security” means any Security that constitutes a “restricted security” (as defined in Rule 144); provided, however, that such Security will cease to be a Transfer-Restricted Security upon the earliest to occur of the following events:

(A)            such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to a registration statement that was effective under the Securities Act at the time of such sale or transfer;

(B)            such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to an available exemption (including Rule 144) from the registration and prospectus-delivery requirements of, or in a transaction not subject to, the Securities Act and, immediately after such sale or transfer, such Security ceases to constitute a “restricted security” (as defined in Rule 144); and

(C)            such Security is eligible for resale, by a Person that is not an Affiliate of the Company and that has not been an Affiliate of the Company during the immediately preceding three (3) months, pursuant to Rule 144 without any limitations thereunder as to volume, manner of sale, availability of current public information or notice.

The Trustee is under no obligation to determine whether any Security is a Transfer-Restricted Security and may conclusively rely on an Officer’s Certificate with respect thereto.

“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including, without limitation, deposit accounts, overdraft, overnight draft, credit cards, debit cards, p-cards (including purchasing cards, employee credit card programs and commercial cards), funds transfer, automated clearinghouse, direct debit, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services, netting services, cash pooling arrangements, credit and debit card acceptance or merchant services and other treasury or cash management services.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended.

“Trustee” means the Person named as such in the first paragraph of this Indenture in its capacity as such until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means such successor.

“U.S. GAAP” means generally accepted accounting principles as applied in the United States.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)            the sum of the products obtained by multiplying (a) the amount of each then-remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of such Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)            the then-outstanding principal amount of such Indebtedness.

Section 1.02.      Other Definitions.

Term	Defined in Section
“Business Combination Event”	6.01
“Conversion Agent”	2.06(A)
“Conversion Consideration”	5.03(B)
“Event of Default”	7.01(A)
“Expiration Date”	5.05(A)(vi)
“Expiration Time”	5.05(A)(vi)
“Mandatory Conversion Notice Date”	5.01(B)
“Notice of Conversion”	5.02(A)(ii)
“PIK Interest”	2.05(C)
“Redemption Notice”	4.03(D)
“Reference Property”	5.08(A)1
“Reference Property Unit”	5.08(A)1
“Register”	2.06(B)
“Relevant Taxing Jurisdiction”	3.23(A)
“Share Change Event”	5.08(A)1
“Specified Courts”	11.07
“Spin-Off”	5.05(A)(iv)(2)
“Spin-Off Valuation Period”	5.05(A)(iv)(2)
“Stated Interest”	2.05(A)
“Successor Corporation”	6.01(A)
“Successor Person”	5.08(A)
“Tender/Exchange Offer Valuation Period”	5.05(A)(vi)

Section 1.03.        Rules of Construction.

For purposes of this Indenture:

(A)          “or” is not exclusive;

(B)           “including” means “including without limitation”;

(C)           “will” expresses a command;

(D)           the “average” of a set of numerical values refers to the arithmetic average of such numerical values;

(E)           a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation;

1 Cross reference is correct as is.

(F)            words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(G)           “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture, unless the context requires otherwise;

(H)           references to currency mean the lawful currency of the United States of America, unless the context requires otherwise; and

(I)            the exhibits, schedules and other attachments to this Indenture are deemed to form part of this Indenture.

Article 2. THE NOTES

Section 2.01.        Form, Dating and Denominations.

The Notes and the Trustee’s certificate of authentication will be substantially in the respective form set forth in Exhibit A. The Notes will bear the legends required by Section 2.09 and may bear notations, legends or endorsements required by law, stock exchange rule or usage of the Depositary. Each Note will be dated as of the date of its authentication.

The Notes will be issued initially in the form of one or more Global Notes. The Global Notes may be exchanged for Physical Notes and Physical Notes may be exchanged for Global Notes, only as provided in Section 2.10.

The Notes will be issuable only in registered form without interest coupons and only in Authorized Denominations.

Each certificate representing a Note will bear a unique registration number that is not affixed to any other certificate representing another outstanding Note.

The terms contained in the Notes constitute part of this Indenture, and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, agree to such terms and to be bound thereby; provided, however, that, to the extent that any provision of any Note conflicts with the provisions of this Indenture, the provisions of this Indenture will control for purposes of this Indenture and such Note.

Section 2.02.        Execution, Authentication and Delivery.

(A)          Due Execution by the Company. At least one (1) duly authorized Officer will sign the Notes on behalf of the Company by manual, electronic (e.g., “.pdf”) or facsimile signature. A Note’s validity will not be affected by the failure of any Officer whose signature is on any Note to hold, at the time such Note is authenticated, the same or any other office at the Company.

(B)          Authentication by the Trustee and Delivery.

(i)            No Note will be valid until it is authenticated by an authorized signatory of the Trustee. A Note will be deemed to be duly authenticated only when an authorized signatory of the Trustee (or a duly appointed authenticating agent) manually or electronically signs the certificate of authentication of such Note.

(ii)           The Trustee will cause an authorized signatory of the Trustee (or a duly appointed authenticating agent) to manually or electronically sign the certificate of authentication of a Note only if (1) the Company delivers such Note to the Trustee; (2) such Note is executed by the Company in accordance with Section 2.02(A); and (3) the Company delivers a Company Order to the Trustee that (a) requests the Trustee to authenticate such Note; and (b) sets forth the name of the Holder of such Note and the date as of which such Note is to be authenticated. If such Company Order also requests the Trustee to deliver such Note to any Holder or to the Depositary, then the Trustee will promptly deliver such Note in accordance with such Company Order.

(iii)           The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. A duly appointed authenticating agent may authenticate Notes whenever the Trustee may do so under this Indenture, and a Note authenticated as provided in this Indenture by such an agent will be deemed, for purposes of this Indenture, to be authenticated by the Trustee. Each duly appointed authenticating agent will have the same rights to deal with the Company as the Trustee would have if it were performing the duties that the authentication agent was validly appointed to undertake.

Section 2.03.        Initial Notes and Additional Notes.

(A)          Initial Notes. On the Issue Date, there will be originally issued fifty million dollars ($50,000,000) aggregate principal amount of Notes, subject to the provisions of this Indenture (including Section 2.02).

(B)          Additional Notes. Without the consent of any Holder, the Company may, subject to the provisions of this Indenture (including Section 2.02), issue Additional Notes with the same terms as the Initial Notes (except, to the extent applicable, with respect to the date as of which interest begins to accrue on such Additional Notes and the first Interest Payment Date of such additional Notes), which Additional Notes will, subject to the foregoing, be considered to be part of the same series of, and rank equally and ratably with all other, Notes issued under this Indenture; provided, however, that if any such Additional Notes are not fungible with other Notes issued under this Indenture for U.S. federal income tax or U.S. federal securities laws purposes, then such Additional Notes will be identified by a separate CUSIP or ISIN number or by no CUSIP or ISIN number. Unless the context otherwise requires, in this Indenture references to “Notes” include the Initial Notes and any Additional Notes that are actually issued, including any Additional Notes that are issued as PIK Interest.

Section 2.04.        Method of Payment.

(A)            Global Notes. The Company will pay, or cause the Paying Agent to pay, the principal (whether due upon maturity on the Maturity Date, Redemption on a Redemption Date, Tax Redemption on Tax Redemption Date or Repurchase on a Repurchase Date or otherwise) of, and interest on, any Global Note to the Depositary or its nominee as the registered Holder of such Global Note, by wire transfer of immediately available funds no later than the time the same is due as provided in this Indenture.

(B)          Physical Notes. The Company will pay, or cause the Paying Agent to pay, the principal (whether due upon maturity on the Maturity Date, Redemption on a Redemption Date or Repurchase on a Repurchase Date or otherwise) of, interest on, and any cash Conversion Consideration due upon conversion of, any Physical Note no later than the time the same is due as provided in this Indenture as follows: (i) if the principal amount of such Physical Note is at least five million dollars ($5,000,000) (or such lower amount as the Company may choose in its sole and absolute discretion) and the Holder of such Physical Note entitled to such payment has delivered to the Paying Agent or the Trustee, no later than the time set forth in the immediately following sentence, a written request that the Company (or the Paying Agent) make such payment by wire transfer to an account of such Holder, by wire transfer of immediately available funds to such account; and (ii) in all other cases, by check mailed to the address of the Holder of such Physical Note entitled to such payment as set forth in the Register. To be timely, such written request must be so delivered no later than the Close of Business on the following date: (x) with respect to the payment of any interest due on an Interest Payment Date, the immediately preceding Regular Record Date; and (y) with respect to any other payment, the date that is fifteen (15) calendar days immediately before the date such payment is due.

Section 2.05.        Accrual of Interest; When Payment Date Is Not a Business Day.

(A)          Accrual of Interest. Each Note will accrue interest at a rate per annum equal to the Interest Rate (the “Stated Interest”). Stated Interest on each Note will (i) accrue from, and including, the most recent date to which Stated Interest has been paid or duly provided for (or, if no Stated Interest has theretofore been paid or duly provided for, December 10, 2021) to, but excluding, the date of payment of such Stated Interest; and (ii) be, subject to Section 4.02(C), Section 4.03(C) and Section 5.02(E) (but without duplication of any payment of interest), payable semi-annually in arrears on each Interest Payment Date, beginning on the first Interest Payment Date set forth in the certificate representing such Note, to the Holder of such Note as of the Close of Business on the immediately preceding Regular Record Date. Stated Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(B)          Delay of Payment when Payment Date is Not a Business Day. If the due date for a payment on a Note as provided in this Indenture is not a Business Day, then, notwithstanding anything to the contrary in this Indenture or the Notes, such payment may be made on the immediately following Business Day and no interest will accrue on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which commercial banks in the applicable place of payment are authorized or obligated by law, regulation or executive order to close or be closed will be deemed not to be a “Business Day.”

(C)          PIK Interest. On each Interest Payment Date accrued and unpaid interest shall be paid, at the election of the Company, (i) entirely in cash or (ii) by capitalizing on the applicable Interest Payment Date any accrued and unpaid interest (all such accrued and unpaid interest capitalized from time to time is referred to herein as “PIK Interest”) and by the issuance of PIK Notes in accordance with Section 2.20. For each Interest Payment Date, the Company shall be deemed to have elected to pay accrued and unpaid interest entirely as PIK Interest, unless at least five Business Days prior to the applicable Interest Payment Date, Company has provided written notice to the Holders of its election to pay the entirety of the accrued and unpaid interest in cash (a “Cash Pay Election”). At the expense of the Company, the Trustee shall promptly deliver the same notice to the Holders. Following the provision of a Cash Pay Election with respect to any Interest Payment Date, accrued and unpaid interest shall be paid on such Interest Payment Date entirely in cash. On the Maturity Date, all accrued and unpaid interest shall be paid in cash. If the Company has not delivered a Cash Pay Election with respect to an Interest Payment Date on or before five Business Days immediately prior to the applicable Interest Payment Date, the Company shall issue PIK Notes in accordance with Section 2.20. PIK Notes issued shall bear interest in accordance with this Section 2.05 and shall otherwise be treated as principal of such Notes for purposes of this Indenture, including being payable in cash in full on the Maturity Date and with respect to the accrual of interest on the PIK Interest amounts.

Section 2.06.        Registrar, Paying Agent, Transfer Agent and Conversion Agent.

(A)          Generally. The Company will maintain (i) an office or agency in the United States where Notes may be presented for registration of transfer or for exchange (the “Registrar”); (ii) an office or agency in the United States where Notes may be presented for payment (the “Paying Agent”); (iii) an office or agency in the United States where Notes may be presented for conversion (the “Conversion Agent”); and (iv) an office or agency in the United States to act as transfer agent (the “Transfer Agent”). If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or Transfer Agent, then the Trustee will act as such. For the avoidance of doubt, the Company or any of its Subsidiaries may act as Registrar, Paying Agent or Conversion Agent.

(B)          Duties of the Registrar. The Registrar will keep a record (the “Register”) of the names and addresses of the Holders, the Notes held by each Holder and the transfer, exchange, Repurchase, Redemption and conversion of Notes. Absent manifest error, the entries in the Register will be conclusive and the Company and the Trustee may conclusively treat each Person whose name is recorded as a Holder in the Register as a Holder and the absolute owner for all purposes. The Register will be in written form or in any form capable of being converted into written form reasonably promptly.

(C)          Co-Agents; Company’s Right to Appoint Successor Registrars, Paying Agents, Transfer Agents and Conversion Agents. The Company may appoint one or more co-Registrars, co-Paying Agents, co-Transfer Agents and co-Conversion Agents, each of whom will be deemed to be a Registrar, Paying Agent, Transfer Agent or Conversion Agent, as applicable, under this Indenture. Subject to Section 2.06(A), the Company may change any Registrar, Paying Agent, Transfer Agent or Conversion Agent (including appointing itself or any of its Subsidiaries to act in such capacity) without notice to any Holder. The Company will notify the Trustee (and, upon request, any Holder) of the name and address of each Note Agent, if any, not a party to this Indenture and will enter into an appropriate agency agreement with each such Note Agent, which agreement will implement the provisions of this Indenture that relate to such Note Agent.

(D)            Initial Appointments. The Company appoints the Trustee as the initial Paying Agent, the initial Registrar, the initial Transfer Agent and the initial Conversion Agent, and the Trustee accepts such appointments. In acting in such capacities under this Indenture and in connection with the Notes, the Trustee in such capacities will act solely as an agent of the Company and will not thereby assume any obligations towards, or relationship of agency or trust for or with, any Holder.

Section 2.07.        Paying Agent and Conversion Agent to Hold Property in Trust.

The Notes may be presented or surrendered for payment and notices and demands in respect of such Notes and this Indenture may be served at the designated corporate trust office of the Paying Agent. If Physical Notes are issued, (a) the Physical Notes may be presented or surrendered for registration of transfer or for exchange, (b) the Physical Notes may be presented or surrendered for payment and (c) notices and demands in respect of the Physical Notes and this Indenture may be served at the Corporate Trust Office of the Paying Agent in the United States or the designated corporate trust office of the Registrar in the United States.

The satisfaction by the Company of any obligation or requirement hereunder to, or with respect to, the Paying Agent (including, without limitation, the obligation to deposit moneys) shall be deemed to constitute satisfaction of such obligation or requirement with respect to all Paying Agents hereunder.

The Company will require each Paying Agent or Conversion Agent that is not the Trustee to agree in writing that such Note Agent will (A) hold in trust for the benefit of Holders or the Trustee all money and other property held by such Note Agent for payment or delivery due on the Notes; and (B) notify the Trustee in writing of any default by the Company in making any such payment or delivery. The Company, at any time, may, and the Trustee, while any Default continues, may, require a Paying Agent or Conversion Agent to pay or deliver, as applicable, all money and other property held by it to the Trustee, after which payment or delivery, as applicable, such Note Agent (if not the Company or any of its Subsidiaries) will have no further liability for such money or property. If the Company or any of its Subsidiaries acts as Paying Agent or Conversion Agent, then (A) it will segregate and hold in a separate trust fund for the benefit of the Holders or the Trustee all money and other property held by it as Paying Agent or Conversion Agent; and (B) references in this Indenture or the Notes to the Paying Agent or Conversion Agent holding cash or other property, or to the delivery of cash or other property to the Paying Agent or Conversion Agent, in each case for payment or delivery to any Holder or the Trustee or with respect to the Notes, will be deemed to refer to cash or other property so segregated and held separately, or to the segregation and separate holding of such cash or other property, respectively. Upon the occurrence of any event pursuant to clause (xi) or (xiii) of Section 7.01(A) with respect to the Company (or with respect to any Subsidiary of the Company acting as Paying Agent or Conversion Agent), the Trustee will serve as the Paying Agent or Conversion Agent, as applicable, for the Notes.

Section 2.08.        Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Company will furnish to the Trustee, no later than seven (7) Business Days before each Interest Payment Date and at such other times as the Trustee may request, a list, in such form and as of such date or time as the Trustee may reasonably require, of the names and addresses of the Holders.

Section 2.09.        Legends.

(A)            Global Note Legend. Each Global Note will bear the Global Note Legend (or any similar legend, not inconsistent with this Indenture, required by the Depositary for such Global Note).

(B)            Restricted Note Legend.

(i)            Each Note that is a Transfer-Restricted Security will bear the Restricted Note Legend; and

(ii)            if a Note is issued in exchange for, in substitution of, another Note (such other Note being referred to as the “old Note” for purposes of this Section 2.09(B)(ii)), including pursuant to Section 2.10(B), Section 2.10(C), Section 2.11 or Section 2.12, then such Note will bear the Restricted Note Legend if such old Note bore the Restricted Note Legend at the time of such exchange or substitution, as applicable; provided, however, that such Note need not bear the Restricted Note Legend if such Note does not constitute a Transfer-Restricted Security immediately after such exchange or substitution, as applicable.

(C)            Other Legends. A Note may bear any other legend or text, not inconsistent with this Indenture, as may be required by applicable law or by any securities exchange or automated quotation system on which such Note is traded or quoted.

(D)            Acknowledgment and Agreement by the Holders. A Holder’s acceptance of any Note bearing any legend required by this Section 2.09 will constitute such Holder’s acknowledgment of, and agreement to comply with, the restrictions set forth in such legend.

Section 2.10.        Transfer and Exchanges; Certain Transfer Restrictions.

(A)          Provisions Applicable to All Transfers and Exchanges.

(i)            Subject to this Section 2.10, Physical Notes and beneficial interests in Global Notes may be transferred or exchanged from time to time. The Registrar will record each such transfer or exchange of Physical Notes in the Register.

(ii)            Each Note issued upon transfer or exchange of any other Note (such other Note being referred to as the “old Note” for purposes of this Section 2.10(A)(ii) or portion thereof in accordance with this Indenture will be the valid obligation of the Company, evidencing the same indebtedness, and entitled to the same benefits under this Indenture, as such old Note or portion thereof, as applicable.

(iii)            The Company, the Trustee and the Note Agents will not impose any service charge on any Holder for any transfer, exchange or conversion of Notes, but the Company, the Trustee, the Registrar and the Conversion Agent may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Notes, other than exchanges pursuant to Section 2.11, Section 4.05 or Section 8.05 not involving any transfer.

(iv)           Notwithstanding anything to the contrary in this Indenture or the Notes, a Note may not be transferred or exchanged in part unless the portion to be so transferred or exchanged is in an Authorized Denomination.

(v)           The Trustee will have no obligation or duty to monitor, determine or inquire as to compliance with any transfer restrictions imposed under this Indenture or applicable law with respect to any Security, other than to require the delivery of such certificates or other documentation or evidence as expressly required by this Indenture and to examine the same to determine substantial compliance as to form with the requirements of this Indenture.

(vi)           The Trustee will have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in, the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of Redemption or Repurchase) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All payments to be made to Holders in respect of the Notes will be given or made only to or upon the order of the registered Holders (which is the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note will be exercised only through the Depositary subject to the applicable Depositary Procedures. The Trustee may rely and will be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(vii)          Each Note issued upon transfer of, or in exchange for, another Note will bear each legend, if any, required by Section 2.09.

(viii)         Upon satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Note, the Company will cause such transfer or exchange to be effected as soon as reasonably practicable but in no event later than the second (2nd) Business Day after the date of such satisfaction.

(ix)           For the avoidance of doubt, and subject to the terms of this Indenture, as used in this Section 2.10, an “exchange” of a Global Note or a Physical Note includes (x) an exchange effected for the sole purpose of removing any Restricted Note Legend affixed to such Global Note or Physical Note; and (y) if such Global Note or Physical Note is identified by a “restricted” CUSIP number, an exchange effected for the sole purpose of causing such Global Note or Physical Note to be identified by an “unrestricted” CUSIP number.

(B)          Transfer and Exchange of Global Notes.

(i)           Subject to the immediately following sentence, no Global Note may be transferred or exchanged in whole except (x) by the Depositary to a nominee of the Depositary; (y) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary; or (z) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

No Global Note (or any portion thereof) may be transferred to, or exchanged for, a Physical Note; provided, however, that a Global Note will be exchanged, pursuant to customary procedures, for one or more Physical Notes if:

(1)            (x) the Depositary notifies the Company or the Trustee that the Depositary is unwilling or unable to continue as depositary for such Global Note or (y) the Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act and, in each case, the Company fails to appoint a successor Depositary within ninety (90) days of such notice or cessation;

(2)            an Event of Default has occurred and is continuing and the Company, the Trustee or the Registrar has received a written request from the Depositary, or from a holder of a beneficial interest in such Global Note, to exchange such Global Note or beneficial interest, as applicable, for one or more Physical Notes; or

(3)            the Company, in its sole discretion, permits the exchange of any beneficial interest in such Global Note for one or more Physical Notes at the request of the owner of such beneficial interest.

(ii)            Upon satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Global Note (or any portion thereof):

(1)            the Trustee will reflect any resulting decrease of the principal amount of such Global Note by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note (and, if such notation results in such Global Note having a principal amount of zero, the Company may (but is not required to) instruct the Trustee in writing to cancel such Global Note pursuant to Section 2.14);

(2)            if required to effect such transfer or exchange, then the Trustee will reflect any resulting increase of the principal amount of any other Global Note by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such other Global Note;

(3)           if required to effect such transfer or exchange, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, a new Global Note bearing each legend, if any, required by Section 2.09; and

(4)           if such Global Note (or such portion thereof), or any beneficial interest therein, is to be exchanged for one or more Physical Notes, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Global Note to be so exchanged; (y) are registered in such name(s) as the Depositary specifies (or as otherwise determined pursuant to customary procedures); and (z) bear each legend, if any, required by Section 2.09.

(iii)            Each transfer or exchange of a beneficial interest in any Global Note will be made in accordance with the Depositary Procedures.

(C)          Transfers and Exchanges of Physical Notes

(i)           Subject to this Section 2.10, a Holder of a Physical Note may (x) transfer such Physical Note (or any portion thereof in an Authorized Denomination) to one or more other Person(s); (y) exchange such Physical Note (or any portion thereof in an Authorized Denomination) for one or more other Physical Notes in Authorized Denominations having an aggregate principal amount equal to the aggregate principal amount of the Physical Note (or portion thereof) to be so exchanged; and (z) if then permitted by the Depositary Procedures, transfer such Physical Note (or any portion thereof in an Authorized Denomination) in exchange for a beneficial interest in one or more Global Notes; provided, however, that, to effect any such transfer or exchange, such Holder must:

(1)            surrender such Physical Note to be transferred or exchanged to the office of the Registrar, together with any endorsements or transfer instruments reasonably required by the Company, the Trustee or the Registrar; and

(2)            deliver such certificates, documentation or evidence as may be required pursuant to Section 2.10(D).

(ii)            Upon the satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Physical Note (such Physical Note being referred to as the “old Physical Note” for purposes of this Section 2.10(C)(ii)) of a Holder (or any portion of such old Physical Note in an Authorized Denomination):

(1)            such old Physical Note will be promptly cancelled pursuant toSection 2.14;

(2)           if such old Physical Note is to be so transferred or exchanged only in part, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such old Physical Note not to be so transferred or exchanged; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 2.09;

(3)            in the case of a transfer:

(a)           to the Depositary or a nominee thereof that will hold its interest in such old Physical Note (or such portion thereof) to be so transferred in the form of one or more Global Notes, the Trustee will reflect an increase of the principal amount of one or more existing Global Notes by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note(s), which increase(s) are in Authorized Denominations and aggregate to the principal amount to be so transferred, and which Global Note(s) bear each legend, if any, required by Section 2.09; provided, however, that if such transfer cannot be so effected by notation on one or more existing Global Notes (whether because no Global Notes bearing each legend, if any, required by Section 2.09 then exist, because any such increase will result in any Global Note having an aggregate principal amount exceeding the maximum aggregate principal amount permitted by the Depositary or otherwise), then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Global Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so transferred; and (y) bear each legend, if any, required by Section 2.09; and

(b)            to a transferee that will hold its interest in such old Physical Note (or such portion thereof) to be so transferred in the form of one or more Physical Notes, the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so transferred; (y) are registered in the name of such transferee; and (z) bear each legend, if any, required by Section 2.09; and

(4)            in the case of an exchange, the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so exchanged; (y) are registered in the name of the Person to whom such old Physical Note was registered; and (z) bear each legend, if any, required by Section 2.09.

(D)          Requirement to Deliver Documentation and Other Evidence. If a Holder of any Note that is identified by a “restricted” CUSIP number or that bears a Restricted Note Legend or is a Transfer-Restricted Security requests to:

(i)            cause such Note to be identified by an “unrestricted” CUSIP number;

(ii)           remove such Restricted Note Legend; or

(iii)         register the transfer of such Note to the name of another Person, then the Company, the Trustee and the Registrar may refuse to effect such identification, removal or transfer, as applicable, unless there is delivered to the Company, the Trustee and the Registrar such certificates or other documentation or evidence as the Company, the Trustee and the Registrar may reasonably require to determine that such identification, removal or transfer, as applicable, complies with the Securities Act and other applicable securities laws.

(E)          Transfers of Notes Subject to Redemption, Repurchase or Conversion. Notwithstanding anything to the contrary in this Indenture or the Notes, the Company, the Trustee and the Registrar may refuse to register the transfer of or exchange any Note that (i) has been surrendered for conversion; or (ii) has been selected for Redemption pursuant to a Redemption Notice, except to the extent that the Company fails to pay the applicable Redemption Price when due.

Section 2.11.        Exchange and Cancellation of Notes to Be Converted or to Be Repurchased Pursuant to a Repurchase or Redemption.

(A)          Cancellation of Notes that Are Converted and Notes that Are Repurchased Pursuant to a Repurchase or Redemption.

(i)            Physical Notes. If a Physical Note of a Holder is to be converted pursuant to Article 5 or repurchased pursuant to a Repurchase or Redemption, then, promptly after the later of the time such Physical Note is deemed to cease to be outstanding pursuant to Section 2.17 and the time such Physical Note is surrendered for such conversion, Repurchase or Redemption, as applicable, (1) such Physical Note will be cancelled pursuant to Section 2.14.

(ii)           Global Notes. If a Global Note is to be converted pursuant to Article 5 or repurchased pursuant to a Repurchase or Redemption, then, promptly after the time such Note is deemed to cease to be outstanding pursuant to Section 2.17, the Trustee will reflect a decrease of the principal amount of such Global Note in an amount equal to the principal amount of such Global Note to be so converted or repurchased, as applicable, by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note (and, if the principal amount of such Global Note is zero following such notation, cancel such Global Note pursuant to Section 2.14).

Section 2.12.        Replacement Notes.

If a Holder of any Note claims that such Note has been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, a replacement Note upon surrender to the Trustee of such mutilated Note, or upon delivery to the Trustee of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Trustee and the Company. In the case of a lost, destroyed or wrongfully taken Note, the Company and the Trustee may require the Holder thereof to provide such security or indemnity that is satisfactory to the Company and the Trustee to protect the Company and the Trustee from any loss that any of them may suffer if such Note is replaced. The Company may charge for its and the Trustee’s expenses in replacing a Note.

Every replacement Note issued pursuant to this Section 2.12 will be an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and ratably with all other Notes issued under this Indenture.

Section 2.13.        Registered Holders; Certain Rights with Respect to Global Notes.

Only the Holder of a Note will have rights under this Indenture as the owner of such Note. Without limiting the generality of the foregoing, Depositary Participants and Persons that hold interests in Notes through Depositary Participants will have no rights as such under this Indenture with respect to any Global Note held on their behalf by the Depositary or its nominee, or by the Trustee as its custodian, and the Company, the Trustee and the Note Agents, and their respective agents, may treat the Depositary as the absolute owner of such Global Note for all purposes whatsoever; provided, however, that (A) the Holder of any Global Note may grant proxies and otherwise authorize any Person, including Depositary Participants and Persons that hold interests in Notes through Depositary Participants, to take any action that such Holder is entitled to take with respect to such Global Note under this Indenture or the Notes; and (B) the Company and the Trustee, and their respective agents, may give effect to any written certification, proxy or other authorization furnished by the Depositary.

Section 2.14.        Cancellation.

The Company may at any time deliver Notes to the Trustee for cancellation. The Registrar, the Paying Agent, the Transfer Agent and the Conversion Agent will forward to the Trustee each Note duly surrendered to them for transfer, exchange, payment or conversion. The Trustee will promptly cancel all Notes so surrendered to it in accordance with its customary procedures. Without limiting the generality of Section 2.03(B), the Company may not originally issue new Notes to replace Notes that it has paid or that have been cancelled upon transfer, exchange, payment or conversion.

Section 2.15.        Notes Held by the Company or its Affiliates.

Without limiting the generality of Section 2.17, in determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes (if any) owned by the Company or any of its Affiliates will be deemed not to be outstanding; provided, however, that, for purposes of determining whether the Trustee is protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded.

Section 2.16.        Temporary Notes.

Until definitive Notes are ready for delivery, the Company may issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. The Company will promptly prepare, issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, definitive Notes in exchange for temporary Notes. Until so exchanged, each temporary Note will in all respects be entitled to the same benefits under this Indenture as definitive Notes.

Section 2.17.        Outstanding Notes.

(A)           Generally. The Notes that are outstanding at any time will be deemed to be those Notes that, at such time, have been duly executed and authenticated, excluding those Notes (or portions thereof) that have theretofore been (i) cancelled by the Trustee or delivered to the Trustee for cancellation in accordance with Section 2.14; (ii) assigned a principal amount of zero by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of any a Global Note representing such Note; (iii) paid in full (including upon conversion) in accordance with this Indenture; or (iv) deemed to cease to be outstanding to the extent provided in, and subject to, clause (B), (C) or (D) of this Section 2.17.

(B)            Replaced Notes. If a Note is replaced pursuant to Section 2.12, then such Note will cease to be outstanding at the time of its replacement, unless the Trustee and the Company receive proof reasonably satisfactory to them that such Note is held by a “bona fide purchaser” under applicable law.

(C)          Maturing Notes and Notes Called for Redemption or Subject to Repurchase. If, on a Redemption Date, a Repurchase Date, a Tax Redemption Date or the Maturity Date, the Paying Agent holds money sufficient to pay the aggregate Redemption Price, Repurchase Price or principal amount, respectively, together, in each case, with the aggregate interest in each case due on such date, then (unless there occurs a Default in the payment of any such amount) (i) the Notes to be redeemed or repurchased, or that mature, on such date will be deemed, as of such date, to cease to be outstanding, except to the extent provided in Section 4.02(C), Section 4.03(C) or Section 5.02(E); and (ii) the rights of the Holders of such Notes, as such, will terminate with respect to such Notes, other than the right to receive the Redemption Price, Repurchase Price or principal amount, as applicable, of, and accrued and unpaid interest on, such Notes, in each case as provided in this Indenture.

(D)          Notes to Be Converted. At the Close of Business on the Conversion Date or Mandatory Conversion Notice Date for any Note to be converted, such Note will (unless there occurs a Default in the delivery of the Conversion Consideration or interest due, pursuant to Section 5.03(C) or Section 5.02(E), upon such conversion) be deemed to cease to be outstanding, except to the extent provided in Section 5.02(E).

(E)            Cessation of Accrual of Interest. Except as provided in Section 4.02(C), Section 4.03(C) or Section 5.02(E), interest will cease to accrue on each Note from, and including, the date that such Note is deemed, pursuant to this Section 2.17, to cease to be outstanding, unless there occurs a default in the payment or delivery of any cash or other property due on such Note.

Section 2.18.        CUSIP and ISIN Numbers.

The Company may use one or more CUSIP or ISIN numbers to identify any of the Notes, and, if so, the Company and the Trustee will use such CUSIP or ISIN number(s) in notices to Holders as applicable; provided, however, that (i) the Trustee makes no representation as to the correctness or accuracy of any such CUSIP or ISIN number; (ii) the effectiveness of any such notice will not be affected by any defect in, or omission of, any such CUSIP or ISIN number; and (iii) the Trustee shall have no liability for any defect in the CUSIP or ISIN numbers as they appear on any Note, notice or elsewhere. The Company will promptly notify the Trustee, in writing, of any change in the CUSIP or ISIN number(s) identifying any Notes.

Section 2.19.        Special Transfer Provisions.

(A)            Restricted Note Legend. Upon the transfer, exchange or replacement of Notes not bearing the Restricted Note Legend, the Registrar shall deliver Notes that do not bear the Restricted Note Legend. Upon the transfer, exchange or replacement of Notes bearing the Restricted Note Legend, the Registrar shall deliver only Notes that bear the Restricted Note Legend unless such Note does not constitute a Transfer-Restricted Security immediately after such transfer, exchange or replacement, including to the extent the requested transfer is after the Resale Restriction Termination Date, or if such Note has been sold pursuant to an effective registration statement under the Securities Act. The Trustee or the Company may reasonably require the delivery of an opinion of counsel reasonably satisfactory to the Company and to the Trustee and addressed to the Company and to the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

(B)            General. By its acceptance of any Note bearing the Restricted Note Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Restricted Note Legend and agrees that it will transfer such Note only as provided in this Indenture and as permitted by applicable law.

(C)          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.19. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

(D)            Transfers of Notes Held by Affiliates. Any certificate (i) evidencing a Note that has been transferred to an Affiliate within two (2) years after the Issue Date, as evidenced by a notation on the assignment form for such transfer or in the representation letter delivered in respect thereof or (ii) evidencing a Note that has been acquired from an Affiliate (other than by an Affiliate) in a transaction or a chain of transactions not involving any public offering, shall, until two (2) years after the last date on which the Company or any Affiliate was an owner of such Note (or such longer period of time as may be required under the Securities Act or applicable state securities laws), in each case, bear the Restricted Note Legend, unless otherwise agreed by the Company (with written notice thereof to the Trustee).

Section 2.20.        Issuance of PIK Interest; PIK Payments.

In connection with the payment of PIK Interest on the Notes, the Company is entitled, without the consent of the Holders, to issue Additional Notes having the same terms and conditions as the Notes (the “PIK Notes”). PIK Interest on the Global Notes will be payable by the Company delivering an order to issue additional PIK Notes by increasing the principal amount of any such Global Note by the relevant amount (rounded up to the nearest whole dollar) or, if necessary, by issuing a new Global Note executed by the Company and an order to the Trustee (or its authenticating agent) to authenticate such new Global Note and in accordance with Section 2.02 of this Indenture. PIK Interest on any Physical Notes will be payable by the Company delivering to the Trustee and Paying Agent such PIK Notes in the relevant amount (rounded up to the nearest whole dollar) as Physical Notes and an order to the Trustee (or its authenticating agent) to authenticate, in accordance with Section 2.02, and deliver such PIK Notes to the Holders on the relevant record date. Following an increase in the principal amount of the outstanding Global Notes as a result of a payment as PIK Interest, the Notes will bear interest on such increased principal amount from and after the date of such payment. Any PIK Notes issued as Physical Notes will be dated as of the applicable Interest Payment Date and will bear interest from and after such date.

Article 3. COVENANTS

Section 3.01.        Payment on Notes.

(A)            Generally. The Company will pay or cause to be paid all the principal of, the Repurchase Price and Redemption Price for, interest on, and other amounts due with respect to, the Notes on the dates and in the manner set forth in this Indenture.

(B)            Deposit of Funds. Before 10:00 A.M., New York City time, on each Redemption Date, Tax Redemption Date, Repurchase Date or Interest Payment Date, and on the Maturity Date or any other date on which any cash amount is due on the Notes, the Company will deposit, or will cause there to be deposited, with the Paying Agent cash, in funds immediately available on such date, sufficient to pay the cash amount due on the applicable Notes on such date. The Paying Agent will return to the Company, as soon as practicable, any money not required for such purpose.

Section 3.02.        Compliance and Default Certificates.

(A)            Annual Compliance Certificate. Within 120 days after December 31, 2021 and each fiscal year of the Company ending thereafter, the Company will deliver an Officer’s Certificate to the Trustee stating (i) that the signatory thereto has supervised a review of the activities of the Company and its Subsidiaries during such fiscal year with a view towards determining whether any Default or Event of Default has occurred; and (ii) whether, to such signatory’s knowledge, a Default or Event of Default has occurred and is continuing (and, if so, describing all such Defaults or Events of Default and what action the Company is taking or proposes to take with respect thereto).

(B)            Default Certificate. If a Default or Event of Default occurs, then the Company will promptly deliver an Officer’s Certificate to the Trustee describing the same and what action the Company is taking or proposes to take with respect thereto; provided, however, that the Company will not be required to deliver such notice if such Default or Event of Default, as applicable, has been cured within the applicable grace period, if any, provided herein.

Section 3.03.        Stay, Extension and Usury Laws.

To the extent that it may lawfully do so, the Company (A) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of this Indenture; and (B) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Trustee by this Indenture, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 3.04.        Acquisition of Notes by the Company and its Affiliates.

Without limiting the generality of Section 2.17, Notes that the Company or any of its Subsidiaries have purchased or otherwise acquired will be deemed to remain outstanding (except to the extent provided in Section 2.15) until such time as such Notes are delivered to the Trustee for cancellation.

Section 3.05.        Indebtedness and Preferred Stock.

(A)          The Company shall not, and shall not permit any of its Subsidiaries to, Incur any Indebtedness, other than the Incurrence by the Company of Indebtedness represented by the Notes, and the Company shall not permit any of its Subsidiaries to issue Preferred Stock.

(B)          Notwithstanding the foregoing, the Company may Incur Permitted Indebtedness under clauses (1), (2) and (3) of the definition thereof, provided that such Permitted Indebtedness is unsecured, and any Subsidiary of the Company may Incur Permitted Indebtedness.

Section 3.06.        Restricted Payments.

The Company shall not, directly or indirectly, make any Restricted Payment.

Section 3.07.        Negative Pledge.

The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, incur, assume or permit to exist any Lien securing Indebtedness, except Permitted Liens, unless the Notes are secured equally and ratably with (or, if the Indebtedness to be secured by such Lien is subordinated in right of payment to the Notes, prior to) the Indebtedness secured by such Lien, for so long as such Indebtedness is secured by such Lien.

Section 3.08.        Asset Sales.

The Company shall not, and shall not permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of any asset, in a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary, other than a Permitted Asset Sale.

Section 3.09.        Listing of the Notes.

The Company shall procure and maintain the listing and quotation of the Notes on the SGX-ST or other internationally recognized stock exchange.

Section 3.10.        SEC Filings; Disclosures; Financial Statements and Reports.

(A)            To the extent that the Company is subject to any SEC reporting requirements, the Company shall (i) timely file with the SEC, within the time periods specified in the SEC’s rules and regulations, all financial information and other reports required to be filed with the SEC, and any other information required to be filed with the SEC, (ii) deliver to the Holders (I) copies of all such filings with the SEC within two (2) Business Days after the filing thereof with the SEC and (II) electronic copies of all press releases issued by the Company or any of its Subsidiaries on the same day as the release thereof, in each case, unless the foregoing are filed with the SEC through EDGAR or posted on the Company’s website and are immediately available to the public through EDGAR or on the Company’s website.

(B)            To the extent that the Company is subject to any reporting requirements of the Alternative Stock Exchange, the Company (i) shall timely file with or disclose to the Alternative Stock Exchange, within the time periods specified in the relevant rules and regulations, all financial information, other reports and other information required to be filed or disclosed, and (ii) deliver to the Holder (I) copies of all such filings or disclosures within two (2) Business Days after the filing or disclosure thereof and (II) electronic copies of all press releases issued by the Company or any of its Subsidiaries on the same day as the release thereof, in each case, unless the foregoing are posted on the Alternative Stock Exchange’s website or the Company’s website and are immediately available to the public on the Alternative Stock Exchange’s website or the Company’s website.

(C)            Unless the Company has filed with (or furnished to) the SEC or the Principal Market or the Alternative Stock Exchange the financial information listed below and complied with paragraph (A) above, the Company will provide to the Holders:

(i)            as soon as practicable, but in any event within 120 calendar days after the end of the fiscal year of the Company, copies of its financial statements (on a consolidated basis and in the English language) in respect of such financial year (including a statement of income, balance sheet and cash flow statement) prepared in accordance with U.S. GAAP and audited by a Recognized Accounting Firm; and

(ii)            as soon as practicable, but in any event within 60 calendar days after the end of each of the first, second and third fiscal quarters of the Company, copies of its unaudited financial statements (on a consolidated basis and in the English language), including a statement of income, balance sheet and cash flow statement prepared in accordance with U.S. GAAP, and prepared on a basis consistent with the audited financial statements of the Company together with a certificate signed by the Person then authorized to sign financial statements on behalf of the Company to the effect that such financial statements are true in all material respects and present fairly in all material respects the financial position of the Company as at the end of, and the results of its operations for, the relevant quarterly period, provided, that the foregoing obligations in this Section 3.10(C) shall not apply if the Company is subject to or voluntarily complying with the periodic reporting requirements of Section 13(a) of the Exchange Act and also continues to publicly release condensed consolidated financial statements prepared in accordance with U.S. GAAP.

Section 3.11.        Corporate Existence.

The Company shall, and shall cause each of its Subsidiaries (other than Subsidiaries that do not have any material assets or operations) to, maintain its corporate existence, excluding in connection with the consummation of the Business Combination, mergers and consolidations among Subsidiaries of the Company, mergers and consolidations between the Company and its Subsidiaries and transactions permitted by Article 6.

Section 3.12.        Compliance with Laws.

(A)            The Company shall, and shall cause each of its Subsidiaries to, (i) comply with all applicable laws, ordinances, rules, regulations and requirements of any Governmental Authorities, including, without limitation, the requirements of all Sanctions, and (ii) obtain, possess and maintain in full force and effect all certificates, consents, rights, authorizations, licenses and permits issued by each Governmental Authority necessary to conduct its business and preserve and maintain good and valid title to its properties and assets (including, without limitation, land-use rights) free and clear of any Liens (other than Permitted Liens), in each case except to the extent the failure to so comply, obtain, possess, maintain and preserve would not reasonably be expected to have a Material Adverse Effect.

(B)            Neither the Company nor any of its Subsidiaries shall violate applicable Anti-Corruption Laws, including corruptly offering, receiving, paying, promising to pay or authoring the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value (1) to or for the use of any Government Official, (2) to any other Person either for an advance or reimbursement, if it knows or has reason to know that any part of such payment will be directly or indirectly given or paid by such other Person, or will reimburse such other Person for payments previously made, to any Government Official; or (3) to any other Person or entity, to obtain or keep business or to secure some other improper advantage in relation to the Company, the payment of which would violate applicable Anti-Corruption Laws.

(C)            The Company shall maintain a Company-wide anti-bribery and anti-corruption policy and training program. The Company shall also maintain effective disclosure controls and procedures and an internal accounting controls system that is sufficient to provide reasonable assurances that violations of Anti-Corruption Laws will be prevented, detected, and deterred.

Section 3.13.        Master Franchise Agreements.

(A)             Except as permitted under clause (B) below, the Company shall, and shall cause each of its Subsidiaries to, maintain in full force and effect the Master Franchise Agreements and comply in all material respects with the terms of the Master Franchise Agreements.

(B)            The Company shall not, and shall cause each of its Subsidiaries not to, amend, fail to renew, provide any consent under, assign, novate, terminate or allow to let lapse the Master Franchise Agreements, except (i) as required by the terms of such Master Franchise Agreement, (ii) in the ordinary course of business, if such amendment, non-renewal, consent, assignment, novation, termination or lapse would not have a Material Adverse Effect or (iii) with the Trustee’s prior written consent (acting on the instructions of, or with the consent of, the Holders of a majority in aggregate principal amount of the Notes then outstanding).

Section 3.14.        Maintenance of Assets; Insurance.

The Company shall, and shall cause each of its Subsidiaries to, (i) maintain its assets in good working order and condition, ordinary wear and tear excepted; and (ii) have insurance policies of the type, and that provide coverage, that is in compliance with applicable law in all material respects and is reasonable and appropriate considering the business of the Company and its Subsidiaries, and the Company and its Subsidiaries are in compliance in all respects thereunder, including with respect to the payment of premiums.

Section 3.15.        Payment of Taxes.

The Company shall, and shall cause each of its Subsidiaries to, pay and discharge, before the same shall become delinquent, all material taxes, assessments and other material governmental charges or levies imposed upon them or any of their properties or assets or in respect of their businesses or incomes except for those being contested in good faith by proper proceedings diligently conducted and against which adequate reserves, in accordance with U.S. GAAP, have been established.

Section 3.16.        Conversion Shares.

The Company shall ensure that all Shares issued upon conversion of the Notes shall represent newly issued shares or shares held in treasury by the Company, shall have been duly authorized and validly issued and shall be fully paid and non-assessable, and shall be free from preemptive rights and free of any Lien or adverse claim (except to the extent of any Lien or adverse claim created by the action or inaction of the Holder of the relevant Note or the Person to whom such Share will be delivered). The Company shall make all filings and reports relating to the offer and sale of the Conversion Shares by the Company required under applicable foreign or U.S. securities or “blue sky” laws (or to obtain an exemption from such requirements), provided, however, that the Company shall not be required to (i) qualify generally to do business as a foreign entity in any jurisdiction where it would not otherwise be required to qualify but for this Article 3, or (ii) consent to general service of process in any such jurisdiction.

Section 3.17.        Books, Records and Internal Controls.

(A)            The Company shall, and shall cause each of its Subsidiaries to, make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect their transactions and dispositions of assets.

(B)            The Company shall, and shall cause each of its Subsidiaries to, devise and maintain a system of internal accounting controls sufficient to provide reasonable assurance that:

(i)            transactions are executed and access to assets is permitted only in accordance with management’s general or specific authorization;

(ii)          transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. GAAP or any other criteria applicable to such statements and to maintain accountability for assets; and

(iii)          the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 3.18.        Engage Qualified Auditing Firm.

The Company shall maintain the appointment of a Recognized Accounting Firm as auditor of the Company to audit the Company’s consolidated annual financial statement in accordance with:

(A)           on or after the Business Combination Closing Date, Regulation S-X, the Public Company Accounting Oversight Board (“PCAOB”) standards, and any other applicable SEC rules or generally accepted auditing standards; and

(B)            before the Business Combination Closing Date or if the Business Combination is not consummated, the applicable required standards to which the Company is subject and any other applicable generally accepted auditing standards.

To the extent that the Company is required to do so under applicable law, the Company shall also engage its auditor to perform quarterly procedures on its unaudited interim financial information using standards consistent with those established by the PCAOB.

Section 3.19.        Charter Documents.

Except as is reasonably necessary to implement the Business Combination, the Agreed Business Plan (as defined in the Merger Agreement), or any consolidation or merger not prohibited by this Indenture and the Notes, the Company shall not, and shall use commercially reasonable efforts to cause its shareholders not to amend, alter, waiver or repeal any provision of its Charter Documents, and shall cause its Subsidiaries not to, amend, alter, waive or repeal any provision of their certificates of incorporation, memorandum and articles of association or any other of their organizational or constitutional documents, in each case, in a way that is materially adverse to the interests of the Holders without the prior written consent of the Trustee (acting on the instructions of, or with the consent of, the Holders of a majority in aggregate principal amount of the Notes then outstanding).

Section 3.20.        Scope of Business.

The Company shall not, and shall cause its Subsidiaries not to, materially change the scope of the principal business of the Company and its Subsidiaries from that carried on as at the date of this Indenture or any business reasonably related, ancillary or complementary thereto; or enter into any business other than such principal business or any business that is reasonably related, ancillary or complementary thereto that will materially and adversely affect the ability of the Company to carry out its obligations under this Indenture and the Notes.

Section 3.21.        Removal of Restrictive Legends.

The Company agrees to cause the Transfer Agent or the transfer agent for the Shares, as applicable, to remove the restrictive legends on the Notes and/or the Conversion Shares, as applicable, when such securities are sold pursuant to Rule 144 under the Securities Act or an effective registration statement or may be sold without restriction under Rule 144. In connection therewith, if required by the Transfer Agent, the Company will promptly cause an opinion of counsel to be delivered to and maintained with the Transfer Agent, together with any other authorizations, certificates and directions required by the Transfer Agent that authorize and direct the Transfer Agent to transfer such securities without any such legends.

Section 3.22.        Additional Amounts.

(A)            All payments and deliveries made by or on behalf of the Company or any successor to the Company under or with respect to this Indenture and the Notes shall be made free and clear of and without withholding or deduction for, or on account of, any present or future taxes, duties, assessments, or governmental charges of whatever nature imposed or levied (including any interest and penalties related thereto (“Taxes”) unless such withholding or deduction of such Taxes is then required by law. If any such withholding or deduction is so required by or within any jurisdiction in which the Company or any successor to the Company is, for tax purposes, organized or resident for tax purposes or through which payment is made or deemed made (each, a “Relevant Taxing Jurisdiction”, and in each case, any political subdivision or taxing authority thereof or therein), the Company or any successor to the Company shall pay or deliver to each Holder such additional amounts (“Additional Amounts”) as may be necessary to ensure that the net amount received by the beneficial owners of the Notes after such withholding or deduction (and after deducting any taxes on the Additional Amounts) shall equal the amounts that would have been received by such beneficial owners had no such withholding or deduction been required; provided that no Additional Amounts shall be payable for or on account of:

(i)            any Taxes, to the extent such Taxes would not have been so imposed but for the existence of any present or former connection between the relevant Holder (or beneficial owner) and the Relevant Taxing Jurisdiction (including, without limitation, being resident for tax purposes, or being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) but excluding, in each case, any connection arising solely from the acquisition, ownership or holding of such Note, the receipt of any Conversion Shares or the exercise or enforcement of rights under such Note or this Indenture;

(ii)            any Taxes, to the extent such Taxes are imposed or withheld by reason of the failure by the Holder or the beneficial owner of the Note to comply with a reasonable written request of the Company or any successor to the Company addressed to the Holder or beneficial owner, after reasonable notice (at least 30 days before any such withholding or deduction would be payable), to provide certification, information, documents or other evidence concerning the nationality, residence or identity of the Holder or such beneficial owner or to make any declaration or similar claim or satisfy any other reporting requirement relating to such matters, which is required by a statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such Taxes, but, only to the extent the Holder or beneficial owner is legally entitled to provide such certification, information, documentation or other evidence;

(iii)            any Taxes, to the extent that such Taxes are imposed as a result of the presentation of the Note (where presentation is required) more than 30 days after the later of the applicable payment date, the date on which the relevant payment is first made available for payment to the Holder or the date of the delivery of Conversion Shares (except to the extent that the Holder would have been entitled to Additional Amounts had the Notes been presented on the last day of such 30 day period);

(iv)            any Taxes that are payable otherwise than by deduction or withholding from a payment on the Notes;

(v)            any estate, inheritance, gift, excise, sales, transfer, personal property or similar Taxes;

(vi)            any Taxes imposed in connection with a Note presented for payment by or on behalf of a Holder or beneficial owner who would have been able to avoid such Taxes by presenting the relevant Note to, or otherwise accepting payment from, another Paying Agent in a different jurisdiction;

(vii)          any applicable withholding Tax or deduction required by Section 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (“FATCA”), any current or future treasury regulations or rulings promulgated thereunder, any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA or any law enacted by such other jurisdiction to give effect to such agreement, or any agreement with the U.S. Internal Revenue Service under FATCA; or

(viii)         any combination of the applicable Taxes referred to in the preceding clauses (i) through (vii).

(B)            In addition, no Additional Amounts shall be paid with respect to a Holder who is a fiduciary or a partnership or any Person other than the beneficial owner of the Notes, to the extent that the beneficiary or settlor with respect to such fiduciary, the member of such partnership or the beneficial owner would not have been entitled to Additional Amounts had such beneficiary, settlor, member or beneficial owner held such Notes directly.

(C)            The Company and any successor to the Company will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Company and any successor to the Company will provide certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes, or if such tax receipts are not available, certified copies or other reasonable evidence of such payments as soon as reasonably practicable to the Trustee. Such copies shall be made available to the Holders upon reasonable request and will be made available during office hours at the offices of the Paying Agent.

(D)            Notwithstanding anything to the contrary herein, the Company shall pay any and all transfer, documentary, stamp, registration and other similar Taxes and fees incurred in connection with the issuance of the Notes.

(E)            Any reference in this Indenture or the Notes in any context to the payment of principal or interest on any Note and/or the delivery of Conversion Shares upon conversion of any Note or any other amount payable on or with respect to the Notes shall be deemed to include payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable with respect to that amount pursuant to this Section 3.22.

Article 4. REPURCHASE AND REDEMPTION

Section 4.01.          No Sinking Fund.

No sinking fund is required to be provided for the Notes.

Section 4.02.          Right of Holders to Require the Company to Repurchase Notes.

(A)            Right of Holders to Require the Company to Repurchase Notes. Each Holder will have the right, after June 10, 2025 (being the date falling 42 months after the Interest Accrual Date), at its election, to require the Company to repurchase all of such Holder’s Notes on the Repurchase Date for a Repurchase Price set out in Section 4.02(C) (the “Repurchase Right”).

(B)            Repurchase Date. The “Repurchase Date” will be a Business Day of the Holder’s choosing that is no earlier than the date falling 42 months after the Interest Accrual Date, nor less than six months after the date the Company sends the related Repurchase Notice pursuant to Section 4.02(D).

(C)            Repurchase Price. The Repurchase Price for any Note to be repurchased upon a Repurchase is an amount in cash equal to the principal amount of such Note plus accrued and unpaid interest on such Note to, but excluding, the Repurchase Date; provided, however, that if such Repurchase Date is after a Regular Record Date and on or before the next Interest Payment Date, then (i) the Holder of record of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Repurchase, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Repurchase Date is before such Interest Payment Date); and (ii) the Repurchase Price will not include accrued and unpaid interest on such Note to, but excluding, such Repurchase Date. For the avoidance of doubt, if an Interest Payment Date is not a Business Day within the meaning of Section 2.05(B) and such Repurchase Date occurs on the Business Day immediately after such Interest Payment Date, then (x) accrued and unpaid interest on Notes to, but excluding, such Interest Payment Date will be paid, in accordance with Section 2.05(B), on the next Business Day to Holders as of the Close of Business on the immediately preceding Regular Record Date; and (y) the Repurchase Price will include interest on Notes to be repurchased from, and including, such Interest Payment Date to, but excluding, the Repurchase Date.

(D)            Repurchase Notice. To require the Company to Repurchase the Notes pursuant to this Section 4.02, a Holder must, at any time after December 10, 2024 (being the day falling on the third anniversary of the Interest Accrual Date), but at least six months before the Repurchase Date, send to the Company, the Trustee, the Conversion Agent and the Paying Agent a Repurchase Notice.

No defect in a Repurchase Notice will limit the Repurchase Right of any Holder or otherwise affect the validity of any proceedings relating to any Repurchase.

(E)            Procedures to Exercise the Repurchase Right.

(i)            Delivery of Repurchase Notice and Notes to Be Repurchased. To exercise its Repurchase Right for a Note, the Holder thereof must deliver to the Paying Agent:

(1)            at any time after December 10, 2024 (being the day falling on the third anniversary of the Interest Accrual Date) and at least six months before the proposed Repurchase Date, a duly completed, written Repurchase Notice with respect to such Note; and

(2)            such Note, duly endorsed for transfer (if such Note is a Physical Note) or by book-entry transfer (if such Note is a Global Note).

The Paying Agent will promptly deliver to the Company a copy of each Repurchase Notice that it receives.

(ii)            Contents of Repurchase Notices. Each Repurchase Notice with respect to a Note must state:

(1)            that the Company is required to Repurchase the Notes, briefly describing the right of the relevant Holder to require Repurchase under this Indenture;

(2)            the Repurchase Date;

(3)            the Repurchase Price (and, if such Repurchase Date is after a Regular Record Date and on or before the next Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to the proviso to Section 4.02(C));

(4)            the name and address of the Paying Agent and the Conversion Agent;

(5)            that such Note must be delivered to the Paying Agent for the Holder thereof to be entitled to receive the Repurchase Price;

(6)            that immediately upon being called for Repurchase, such Note may not be converted at any time after the date of the Repurchase Notice;

(7)            the CUSIP or ISIN numbers, if any, of such Note;

(8)            if such Note is a Physical Note, the certificate number of such Note;

(9)            the principal amount of such Note, which must be an Authorized Denomination; and

(10)          that such Holder is exercising its Repurchase Right with respect to all of the principal amount of such Note,

provided, however, that if such Note is a Global Note, then such Repurchase Notice must comply with the Depositary Procedures (and any such Repurchase Notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 4.02(E)).

(iii)           No Withdrawal of Repurchase Notice. Once delivered, a Repurchase Notice with respect to a Note is irrevocable and the relevant Holder may not withdraw such Repurchase Notice.

(F)            Payment of the Repurchase Price. Without limiting the Company’s obligation to deposit the Repurchase Price within the time proscribed by Section 3.01(B), the Company will cause the Repurchase Price for a Note (or portion thereof) to be repurchased pursuant to a Repurchase to be paid to the Holder thereof on or before the later of (i) the Repurchase Date; and (ii) the date (x) such Note is delivered to the Paying Agent (in the case of a Physical Note) or (y) the Depositary Procedures relating to the repurchase, and the delivery to the Paying Agent, of such Holder’s beneficial interest in such Note to be repurchased are complied with (in the case of a Global Note). For the avoidance of doubt, interest payable pursuant to the proviso to Section 4.02(C) on any Note to be repurchased pursuant to a Repurchase must be paid pursuant to such proviso regardless of whether such Note is delivered or such Depositary Procedures are complied with pursuant to the first sentence of this Section 4.02(F).

(G)            Compliance with Applicable Securities Laws. To the extent applicable, the Company will comply in all material respects with all federal and state securities laws in connection with a Repurchase so as to permit effecting such Repurchase in the manner set forth in this Indenture; provided, however, that, to the extent that the Company’s obligations to offer to repurchase and to repurchase Notes pursuant to this Section 4.02 conflict with any federal and/or state securities law or regulation that is applicable to the Company, the Company’s compliance with such law or regulation will not be considered to be a Default of those obligations.

(H)            No Repurchase in Part. Subject to the terms of this Section 4.02, Notes may not be repurchased pursuant to a Repurchase in part.

Section 4.03.          Right of the Company to Redeem the Notes.

(A)            Right of the Company to Redeem the Notes. Subject to the terms of this Section 4.03, at any time before the Second Call Date, the Company has the right, at its election, to redeem all of the Notes, together with all accrued and unpaid interest, on a Redemption Date on or after the Issue Date and on or before the Second Call Date, for a cash purchase price equal to the Redemption Price.

(B)            Redemption Date. The Redemption Date for any Redemption will be a Business Day of the Company’s choosing that is before the Second Call Date and no less than one month after the Redemption Notice Date for such Redemption.

(C)            Redemption Price. The Redemption Price is an amount in cash equal to:

(i)             if the Redemption Date falls in the period from (and including) the Issue Date to (but excluding) the First Call Date, the Make-Whole Amount; and

(ii)            if the Redemption Date falls in the period from (and including) the First Call Date to (but excluding) the Second Call Date, 104.0% of the aggregate principal amount of the Notes then outstanding plus accrued and unpaid interest on such Notes to, but excluding, the Redemption Date for such Redemption;

provided, however, that for the purposes of calculating the Redemption Price above, if the Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, then (i) the Redemption Price will be calculated by reference to the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date; and (ii) the Redemption Price will not include accrued and unpaid interest on such Note to, but excluding, such Redemption Date. For the avoidance of doubt, if an Interest Payment Date is not a Business Day within the meaning of Section 2.05(B) and such Redemption Date occurs on the Business Day immediately after such Interest Payment Date, then (x) accrued and unpaid interest on Notes to, but excluding, such Interest Payment Date will be included in the calculation of the Redemption Price; and (y) the Redemption Price will include interest on Notes to be redeemed from, and including, such Interest Payment Date to, but excluding, such Redemption Date.

(D)            Redemption Notice. To call any Notes for Redemption, the Company must send to each Holder of such Notes, the Trustee and the Paying Agent a written notice of such Redemption (a “Redemption Notice”).

Such Redemption Notice must state:

(i)             that such Notes have been called for Redemption, briefly describing the Company’s Redemption right under this Indenture;

(ii)            the Redemption Date for such Redemption;

(iii)           the applicable Redemption Price;

(iv)           the name and address of the Paying Agent and the Conversion Agent;

(v)            that upon being called for Redemption, such Notes may be converted in whole, but not in part, at any time before the Close of Business on the Business Day immediately before the Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Redemption Price in full), into Shares pursuant to Article 5; and

(vi)           the CUSIP or ISIN numbers, if any, of such Notes.

On or before the Redemption Notice Date, the Company will send a copy of such Redemption Notice to the Trustee and the Paying Agent.

(E)            Payment of the Redemption Price. Without limiting the Company’s obligation to deposit the Redemption Price by the time proscribed by Section 3.01(B), the Company will cause the Redemption Price for a Note subject to Redemption to be paid to the Holder thereof on or before the applicable Redemption Date. For the avoidance of doubt, any interest payable pursuant to the proviso to Section 4.02(D) on any Note subject to Redemption must be paid pursuant to such proviso.

(F)            Right to Convert after Issuance of Redemption Notice. After the issuance of the Redemption Notice by the Company, each Holder shall, at any time before the Close of Business on the Business Day immediately before the Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, before the Close of Business on the fifth (5th) Business Day after the Redemption Date), have the option to convert its Notes into Conversion Consideration in accordance with Article 5.

Section 4.04.          Optional Redemption for Changes in the Tax Laws.

(A)            Right of the Company to Redeem the Note for Taxation Reasons. The Company may redeem the Notes, in whole but not in part (except in respect of Holders that elect otherwise as described below), at the Company’s option (a “Tax Redemption”) at a redemption price equal to 102% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date fixed by the Company for redemption (“Tax Redemption Price”) if, on the next date on which any amount would be payable or delivery owed in respect of the Notes (or, in the case of any Additional Amounts with respect to Conversion Consideration, the next date on which a Holder may exercise its conversion rights), the Company would be required to pay any Additional Amounts, and the Company cannot avoid any such payment obligation by taking reasonable measures available to the Company (provided that changing the Company’s jurisdiction is not, a reasonable measure for purposes of this Section 4.04(A)), as a result of:

(i)             any amendment to, or change in, the laws or any regulations or rulings promulgated thereunder of a Relevant Taxing Jurisdiction that is not announced before and becomes effective after December 9, 2021 (or, if the applicable Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction on a date after December 9, 2021, such later date); or

(ii)            any amendment to, or change in, an official interpretation or application regarding such laws, regulations or rulings, including by virtue of a holding, judgment or order by a court of competent jurisdiction or a change in administrative practice that is not announced before, and becomes effective after December 9, 2021 (or, if the applicable Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction on a date after December 9, 2021, such later date); or

(iii)           any amendment to, or change in the laws or any regulations or rulings promulgated thereunder, or any amendment to, or change in, an official interpretation or application regarding such laws, regulations or rulings, including by virtue of a holding, judgment or order by a court of competent jurisdiction or a change in administrative practice, in each case, of the PRC, which is not announced before and becomes effective after December 9, 2021 (any such amendment or change described in clauses (i), (ii), or (iii), a “Change in Tax Law”).

(B)            Notices of Tax Redemption. If the Company exercises its Tax Redemption right pursuant to Section 4.04(A), it shall fix a date for Tax Redemption (each, a “Tax Redemption Date”) and it shall provide notice of the Tax Redemption in accordance with the procedures described in Section 4.03(D) (such notice, a “Notice of Tax Redemption”). Notwithstanding the foregoing, no such Notice of Tax Redemption will be given more than sixty (60) days prior to the Tax Redemption Date to the Trustee, the Paying Agent, the Conversion Agent and each Holder of Notes (the date such notice is delivered, the “Tax Redemption Notice Date”). The Tax Redemption Date must be a Business Day.

(C)            Payments of Notes Called for Tax Redemption. If any Notice of Tax Redemption has been given in respect of the Notes in accordance with Section 4.04(B), the Notes shall become due and payable on the Tax Redemption Date at the place or places stated in the Notice of Tax Redemption and at the applicable Tax Redemption Price. On presentation and surrender of the Notes at the place or places stated in the Notice of Tax Redemption, the Notes shall be paid and redeemed by the Company at the applicable Tax Redemption Price.

Section 4.05.          Repurchases at the Option of the Company

The Company or any of its Subsidiaries may at any time and from time to time, directly or indirectly repurchase Notes in open market purchases or otherwise, whether through private or public tender or exchange offers, cash-settled swaps or other cash-settled derivatives, or in other negotiated transactions, in each case without notice to, or consent of, the Trustee, any Note Agent or any Holder, provided that the Company or any of its Subsidiaries shall surrender to the Trustee for cancellation in accordance with Section 2.14 any Notes that the Company or any of its Subsidiaries repurchases. In connection with any such repurchase, the Company may appoint a tender agent, in which case such tender agent shall be the Paying Agent in connection with such repurchase.

Article 5. CONVERSION

Section 5.01.          Right to Convert.

(A)            Holder’s Right to Convert. Subject to the provisions of this Article 5, at any time from (and including) the earlier of (i) the Outside Date and (ii) the Business Combination Closing Date until the Maturity Date, each Holder may, in its sole discretion, convert all of such Holder’s Notes into Conversion Consideration in accordance with this Article 5.

(B)            Mandatory Conversion at the Company’s Option. Subject to the terms of this Indenture, and provided that the Business Combination Closing Date has occurred, at any time from (and including) the later of (X) the date falling 24 months from the Interest Accrual Date and (Y) the effective date of the Registration Statement, until the Maturity Date, the Company has the right, at its option, to convert all of the Notes outstanding into Conversion Consideration in accordance with this Article 5, but only if:

(i)            the Last Reported Sale Price per Share is equal to or greater than one hundred and thirty percent (130%) of the Conversion Price on each of at least twenty (20) Trading Days (whether or not consecutive) during the thirty (30) consecutive Trading Days ending on, and including, the Trading Day immediately before the Mandatory Conversion Notice Date; and

(ii)            the Average Daily Trading Volume in dollars of the Shares is more than $5,000,000,

(such day on which the conditions in (1) and (2) above are met, a “Mandatory Conversion Notice Date”).

(C)            Conversions in Whole. Notes may only be converted in whole and not in part.

(D)            Limitations and Closed Periods. Notwithstanding anything to the contrary in this Indenture or the Notes:

(i)             Notes may be surrendered for conversion only after the Open of Business and before the Close of Business on a day that is a Business Day;

(ii)            in no event may any Note be converted after the Close of Business on the second (2nd) Business Day immediately before the Maturity Date;

(iii)           if the Company calls any Note for Redemption pursuant to Section 4.03, then the Holder of such Note may not convert such Note after the Close of Business on the Business Day immediately before the applicable Redemption Date, except to the extent the Company fails to pay the Redemption Price for such Note in accordance with this Indenture; and

(iv)           if a Repurchase Notice is validly delivered pursuant to Section 4.02(D) with respect to any Note, then such Note may not be converted, except to the extent the Company fails to pay the Repurchase Price for such Note in accordance with this Indenture.

Section 5.02.         Conversion Procedures.

(A)          Conversion at the Holder’s Option.

(i)            Global Notes. To convert a beneficial interest in a Global Note that is convertible at the option of the Holder thereof pursuant to Section 5.01, the owner of such beneficial interest must (1) comply with the Depositary Procedures for converting such beneficial interest (at which time such conversion will become irrevocable); and (2) pay any amounts due pursuant to Section 5.02(F).

(ii)            Physical Notes. To convert a Physical Note that is convertible at the option of the Holder thereof pursuant to Section 5.01, the Holder of such Note must (1) complete, manually sign and deliver to the Conversion Agent the notice of conversion attached to such Physical Note (a notice of conversion attached to a Physical Note as set forth in this Section 5.02(A), a “Notice of Conversion”); (2) deliver such Physical Note to the Conversion Agent (at which time such conversion will become irrevocable); (3) furnish any endorsements and transfer documents that the Company or the Conversion Agent may require; and (4) pay any amounts due pursuant to Section 5.02(F).

(B)            Mandatory Conversion

(i)            Global Notes. To mandatorily convert a beneficial interest in a Global Note that is convertible at the option of the Company pursuant to Section 5.01(B), the Company must (1) comply with the Depositary Procedures for converting such beneficial interest (at which time such conversion will become irrevocable); and (2) pay any amounts due pursuant to Section 5.02(F).

(ii)            Physical Notes.

(1)            To mandatorily convert a Physical Note that is convertible at the option of the Company pursuant to Section 5.01(B), the Company of such Note must complete, manually sign and deliver to the Conversion Agent the mandatory conversion notice substantially in the form set out in Exhibit C (a “Mandatory Conversion Notice”) (at which time such Mandatory Conversion Notice will become irrevocable).

(2)            Upon receipt by a Holder of the Mandatory Conversion Notice, such Holder must immediately deliver such Physical Note to the Conversion Agent; furnish any endorsements and transfer documents that the Company or the Conversion Agent may require; and pay any amounts due pursuant to Section 5.02(F).

(C)            Effect of Converting a Note. At the Close of Business on the Conversion Date or Mandatory Conversion Notice Date (as applicable), such Note will (unless there occurs a Default in the delivery of the Conversion Consideration and cash in lieu of fractional Shares due, pursuant to Section 5.03(C) or Section 5.02(E), upon such conversion) be deemed to cease to be outstanding (and, for the avoidance of doubt, no Person will be deemed to be a Holder of such Note as of the Close of Business on such Conversion Date), except to the extent provided in Section 5.02(E).

(D)            Holder of Record of Conversion Shares. The Person in whose name any Share is issuable upon conversion of any Note will be deemed to become the holder of record of such share as of the Close of Business on the Conversion Date for such conversion.

(E)            Interest Payable upon Conversion in Certain Circumstances. If the Conversion Date of a Note is after a Regular Record Date and before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such conversion (and, for the avoidance of doubt, notwithstanding anything set forth in the proviso to this sentence), to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date); and (ii) the Holder surrendering such Note for conversion must deliver to the Conversion Agent, at the time of such surrender, an amount of cash equal to the amount of such interest referred to in clause (i) above; provided, however, that the Holder surrendering such Note for conversion need not deliver such cash (w) if the Company has specified a Redemption Date that is after such Regular Record Date and on or before the Business Day immediately after such Interest Payment Date; (x) if such Conversion Date occurs after the Regular Record Date immediately before the Maturity Date; (y) if the Company has specified a Repurchase Date that is after such Regular Record Date and on or before the Business Day immediately after such Interest Payment Date; or (z) to the extent of any overdue interest or interest that has accrued on any overdue interest. For the avoidance of doubt, as a result of, and without limiting the generality of, the foregoing, if a Note is converted with a Conversion Date that is after the Regular Record Date immediately before the Maturity Date, any Redemption Date described in clause (w) above and any Repurchase Date described in clause (y) above, then the Company will pay, as provided above, the interest that would have accrued on such Note to, but excluding, the Maturity Date or other applicable Interest Payment Date to Holders as of the Close of Business on the Regular Record Date immediately before the Maturity Date. For the avoidance of doubt, if the Conversion Date of a Note to be converted is on an Interest Payment Date, then the Holder of such Note at the Close of Business on the Regular Record Date immediately before such Interest Payment Date will be entitled to receive, on such Interest Payment Date, the unpaid interest that has accrued on such Note to, but excluding, such Interest Payment Date, and such Note, when surrendered for conversion, need not be accompanied by any cash amount pursuant to the first sentence of this Section 5.02(E).

(F)            Taxes and Duties. If a Holder converts a Note, the Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any Share upon such conversion; provided, however, that if any tax or duty is due because such Holder requested such shares to be registered in a name other than such Holder’s name, then such Holder will pay such tax or duty.

(G)            Conversion Agent to Notify Company of Conversions. If any Note is submitted for conversion to the Conversion Agent or the Conversion Agent receives any written notice of conversion with respect to a Note, then the Conversion Agent will promptly (and, in any event, no later than the Business Day following the date the Conversion Agent receives such Note or notice) notify the Company and the Trustee of such occurrence, together with any other information reasonably requested by the Company, and will cooperate with the Company to determine the Conversion Date for such Note.

Section 5.03.         Settlement upon Conversion.

(A)           Settlement Method. Upon the conversion of any Note, the Company will settle such conversion by delivering Shares.

(B)           Conversion Consideration.

(i)            Generally. Subject to Section 5.03(B)(iii) and Section 5.03(B)(iv), the type and amount of consideration (the “Conversion Consideration”) due in respect of a Note to be converted will be:

(1)            subject to paragraph (3) below, if the Business Combination Closing Date occurs prior to the Outside Date, at any time after the Business Combination Closing Date, a number of fully paid, validly issued and non-assessable Shares determined by dividing (x) the principal of such Note then outstanding (including capitalized PIK Interest) and all accrued and unpaid interest by (y) the applicable Conversion Price.

(2)            subject to paragraph (3) below, if the Business Combination has not closed prior to the Outside Date, on or after the Outside Date, a number of fully paid, validly issued and non-assessable Shares determined by dividing:

(a)            (x) the sum of the principal of such Note and all accrued and unpaid interest, multiplied by (y) the quotient of the Make-Whole Amount, calculated as if such Note was redeemed on the Interest Accrual Date, divided by the principal of such Note on the Issue Date; by

(b)            the applicable Conversion Price.

(3)            if the Company calls any Note for Redemption pursuant to Section 4.03 and the Holder thereof elects to convert all of such Note into Shares at any time before the Close of Business on the Business Day immediately before the Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, on the Redemption Date), a number of fully paid, validly issued and non-assessable Shares determined by dividing the Redemption Price by the applicable Conversion Price.

(ii)            Reset of Conversion Price. If the Business Combination Closing Date occurs before the Outside Date, the Conversion Price shall on the Business Combination Closing Date be reset pursuant to the Business Combination Reset. If the Business Combination has not closed prior to the Outside Date, the Conversion Price shall on the Outside Date be reset pursuant to the Outside Date Reset.

(iii)            Cash in Lieu of Fractional Shares. The Company shall not issue any fraction of a Share upon any conversion. If the number of Shares deliverable upon any conversion is not a whole number, then such number will be rounded down to the nearest whole number and the Company will deliver, in addition to the other consideration due upon such conversion, cash in lieu of the related fractional share in an amount equal to the product of (1) such fraction and (2) (x) on or after the Trading Commencement Date, the Last Reported Sale Price on the Conversion Date for such conversion (or, if such Conversion Date is not a Trading Day, the immediately preceding Trading Day), or (y) prior to the Trading Commencement Date, the applicable Conversion Price.

(iv)            Conversion of Multiple Notes by a Single Holder. If a Holder converts more than one (1) Note on a single Conversion Date, then the Conversion Consideration due in respect of such conversion will (in the case of any Global Note, to the extent permitted by, and practicable under, the Depositary Procedures) be computed based on the total principal amount of Notes converted on such Conversion Date by such Holder.

(C)            Delivery of the Conversion Consideration. Except as set forth in Section 5.05 and Section 5.08, the Company will deliver the Conversion Consideration due upon the conversion of any Note to the Holder thereof: on the second (2nd) Business Day immediately after the Conversion Date for such conversion; provided, however, that if the Conversion Date in respect of the conversion of any Note is after the Regular Record Date immediately before the Maturity Date, then, solely for purposes of such conversion, (x) the Company will deliver the Conversion Consideration due upon such conversion on the Maturity Date (or, if the Maturity Date is not a Business Day, the next Business Day); and (y) the Conversion Date will instead be deemed to be the second (2nd) Business Day immediately before the Maturity Date.

Section 5.04.          Shares to Be Fully Paid.

Each Conversion Share, if any, delivered upon conversion of any Note will be duly and validly issued, fully paid, non-assessable and free of any pre-emptive rights, Lien or adverse claim (except to the extent of any Lien or adverse claim created by the action or inaction of the Holder of such Note or the Person to whom such Conversion Share will be delivered). If the Shares are then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will cause each Conversion Share, when delivered upon conversion of any Note, to be admitted for listing on such exchange or quotation on such system.

Section 5.05.          Adjustments to the Conversion Price.

(A)           Events Requiring an Adjustment to the Conversion Price. The Conversion Price will be adjusted from time to time as follows:

(i)            Share Dividends, Subdivisions and Consolidations. If the Company issues solely Shares as a dividend or distribution on all or substantially all Shares, or if the Company effects a share subdivision or share consolidation of the Shares (in each case excluding an issuance solely pursuant to a Share Change Event, as to which Section 5.08 will apply), then the Conversion Price will be adjusted based on the following formula:

where:

CP0	=	the Conversion Price in effect immediately before the Open of Business on the Ex-Date for such dividend or distribution, or immediately before the Open of Business on the effective date of such share subdivision or share consolidation, as applicable;

CP1	=	the Conversion Price in effect immediately after the Open of Business on such Ex-Date or effective date, as applicable;

OS0	=	the aggregate number of Shares outstanding immediately before the Open of Business on such Ex-Date or effective date, as applicable, without giving effect to such dividend, distribution, share subdivision or share consolidation; and

OS1	=	the aggregate number of Shares outstanding immediately after giving effect to such dividend, distribution, share subdivision or share consolidation.

If any dividend, distribution, share subdivision or share consolidation of the type described in this Section 5.05(A)(i) is declared or announced, but not so paid or made, then the Conversion Price will be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such share subdivision or share consolidation, to the Conversion Price that would then be in effect had such dividend, distribution, share subdivision or share consolidation not been declared or announced.

(ii)            Rights, Options and Warrants. If the Company (A) distributes, to all or substantially all holders of Shares, or (B) grants, to certain Persons who may or may not be existing holders of Shares, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a shareholder rights plan, as to which Section 5.05(A)(iv)(1) and Section 5.05(E) will apply) entitling such holders, for a period of not more than sixty (60) calendar days after the record date of such distribution, to subscribe for or purchase Shares at a price per share that is less than (I) on or before the day falling ten Trading Days after the Trading Commencement Date, the Conversion Price, and (II) at any time after the tenth (10th) Trading Day after the Trading Commencement Date, the average of the Last Reported Sale Prices per Share for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced, then the Conversion Price will be reduced based on the following formula:

where:

CP0	=	the Conversion Price in effect immediately before the Open of Business on the Ex-Date for such distribution;

CP1	=	the Conversion Price in effect immediately after the Open of Business on such Ex-Date;

OS	=	the number of Shares outstanding immediately before the Open of Business on such Ex-Date;

X	=	the total maximum number of Shares issuable pursuant to such rights, options or warrants; and

Y	=	a number of Shares obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) (I) on or before the day falling ten Trading Days after the Trading Commencement Date, the Conversion Price, and (II) at any time after the tenth (10th) Trading Day after the Trading Commencement Date, the average of the Last Reported Sale Prices per Share for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced.

To the extent such rights, options or warrants are not so distributed, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the reduction in the Conversion Price for such distribution been made on the basis of only the rights, options or warrants, if any, actually distributed. In addition, to the extent that Shares are not issued after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the reduction in the Conversion Price for such distribution been made on the basis of delivery of only the number of Shares actually issued upon exercise of such rights, option or warrants.

For purposes of this Section 5.05(A)(ii), in determining whether any rights, options or warrants entitle holders of Shares to subscribe for or purchase Shares at a price per share that is less than (I) on or before the day falling ten Trading Days after the Trading Commencement Date, the Conversion Price, and (II) at any time after the tenth (10th) Trading Day after the Trading Commencement Date, the average of the Last Reported Sale Prices per Share for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by the Board of Directors.

(iii)            Shares, rights, options, warrants or other Equity Securities Issued below Conversion Price. If the Company sells, issues, grants or distributes any Shares, rights, options, warrants or other Equity Securities entitling such holders to subscribe for, purchase or acquire Shares, at a price per share that is less than the Conversion Price, then the Conversion Price will be reduced based on the following formula:

where:

CP0	=	the Conversion Price in effect immediately before the Open of Business on the Ex-Date for such distribution;

CP1	=	the Conversion Price in effect immediately after the Open of Business on such Ex-Date;

OS	=	the number of Shares outstanding immediately before the Open of Business on such Ex-Date;

X	=	the total number of Shares issuable pursuant to such issuance; and

Y	=	a number of Shares obtained by dividing (x) the aggregate price payable to such issuance or to exercise such rights, options or warrants or other Equity Securities by (y) the Conversion Price.

To the extent such Shares or Equity Securities are not so sold, issued, granted or distributed, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the reduction in the Conversion Price for such sale, issuance, grant or distribution been made on the basis of only the shares, rights, options, warrants or other Equity Securities, if any, actually distributed. In addition, to the extent that Shares are not delivered after the expiration of such rights, options, warrants or other Equity Securities (including as a result of such rights, options, warrants or Equity Securities not being exercised), the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the reduction in the Conversion Price for such sale, issuance, grant or distribution been made on the basis of delivery of only the number of Shares actually delivered upon exercise of such rights, option or warrants.

For purposes of this Section 5.05(A)(iii), in determining whether any rights, options, warrants or Equity Securities entitle holders of Shares to subscribe for or purchase Shares at a price per share that is less than the Conversion Price, and in determining the aggregate price payable to exercise such rights, options, warrants or Equity Securities, there will be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by the Board of Directors.

(iv)          Spin-Offs and Other Distributed Property.

(1)            Distributions Other than Spin-Offs. If the Company distributes shares, evidences of its Indebtedness or other assets or property of the Company, or rights, options or warrants to acquire shares of the Company or other securities, to all or substantially all holders of the Shares, excluding:

(a)            dividends, distributions, rights, options or warrants for which an adjustment to the Conversion Price is required pursuant to Section 5.05(A)(i) or Section 5.05(A)(ii);

(b)            dividends or distributions paid exclusively in cash for which an adjustment to the Conversion Price is required pursuant to Section 5.05(A)(iv);

(c)            rights issued or otherwise distributed pursuant to a shareholder rights plan, except to the extent provided in Section 5.05(E);

(d)            Spin-Offs for which an adjustment to the Conversion Price is required pursuant to Section 5.05(A)(iii)(2);

(e)            a distribution solely pursuant to a tender offer or exchange offer for Shares, as to which Section 5.05(A)(vi) will apply; and

(f)            a distribution solely pursuant to a Share Change Event, as to which Section 5.08 will apply,

then the Conversion Price will be reduced based on the following formula:

where:

CP0	=	the Conversion Price in effect immediately before the Open of Business on the Ex-Date for such distribution;

CP1	=	the Conversion Price in effect immediately after the Open of Business on such Ex-Date;

SP	=	(I) on or before the day falling ten Trading Days after the Trading Commencement Date, the Conversion Price, and (II) at any time after the tenth (10th) Trading Day after the Trading Commencement Date, the average of the Last Reported Sale Prices per Share for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before such Ex-Date; and

FMV	=	the Fair Market Value, as of such Ex-Date, of the shares, evidences of Indebtedness, assets, property, rights, options or warrants distributed per Share pursuant to such distribution;

provided, however, that if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Price, each Holder will receive, for the principal amount of Notes held by such Holder on the record date for such distribution, at the same time and on the same terms as holders of Shares, the amount and kind of shares, evidences of Indebtedness, assets, property, rights, options or warrants that such Holder would have received if such Holder had owned, on such record date, a number of Shares equal to the Conversion Consideration calculated with the Conversion Price in effect on such record date.

To the extent such distribution is not so paid or made, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.

(2)            Spin-Offs. If the Company distributes or dividends shares of any class or series, or similar equity interests, of or relating to an Affiliate, a Subsidiary or other business unit of the Company to all or substantially all holders of the Shares (other than solely pursuant to (x) a Share Change Event, as to which Section 5.08 will apply; or (y) a tender offer or exchange offer for Shares, as to which Section 5.05(A)(vi) will apply), and such shares or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), then the Conversion Price will be reduced based on the following formula:

where:

CP0	=	the Conversion Price in effect immediately before the Close of Business on the last Trading Day of the Spin-Off Valuation Period for such Spin-Off;

CP1	=	the Conversion Price in effect immediately after the Close of Business on the last Trading Day of the Spin-Off Valuation Period;

FMV	=	the product of (x) (I) on or before the day falling ten Trading Days after the Trading Commencement Date, the Conversion Price, or (II) at any time after the tenth (10th) Trading Day after the Trading Commencement Date, the average of the Last Reported Sale Prices per share or unit of the shares or equity interests distributed in such Spin-Off over the ten (10) consecutive Trading Day period (the “Spin-Off Valuation Period”) beginning on, and including, the Ex-Date for such Spin-Off (such average to be determined as if references to Shares in the definitions of Last Reported Sale Price, Trading Day and Market Disruption Event were instead references to such shares or equity interests); and (y) the number of shares or equity interests distributed per Share in such Spin-Off; and

SP	=

(I) where the Spin-Off Valuation Period falls on or before the Trading Commencement Date, the Conversion Price, and (II) where the Spin-Off Valuation Period falls after the Trading Commencement Date, the average of the Last Reported Sale Prices per Share for each Trading Day in the Spin-Off Valuation Period.

Notwithstanding anything to the contrary in this Section 5.05(A)(iv)(2), if the Conversion Date for a Note occurs during the Spin-Off Valuation Period for such Spin-Off, then, solely for purposes of determining the Conversion Consideration for such conversion, such Spin-Off Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Ex-Date for such Spin-Off to, and including, such Conversion Date.

To the extent any dividend or distribution of the type set forth in this Section 5.05(A)(iv)(2) is declared but not made or paid, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(v)           Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of Shares, then the Conversion Price will be reduced based on the following formula:

where:

CP0	=	the Conversion Price in effect immediately before the Open of Business on the Ex-Date for such dividend or distribution;
CP1	=	the Conversion Price in effect immediately after the Open of Business on such Ex-Date;
SP	=	(I) on or before the Trading Commencement Date, the Conversion Price, and (II) at any time after the Trading Commencement Date, the Last Reported Sale Price per Share on the Trading Day immediately before such Ex-Date; and
D	=	the cash amount distributed per Share in such dividend or distribution;

provided, however, that if D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Price, each Holder will receive, for the principal amount of Notes held by such Holder on the record date for such dividend or distribution, at the same time and on the same terms as holders of Shares, the amount of cash that such Holder would have received if such Holder had owned, on such record date, a number of Shares equal to the Conversion Consideration calculated with the Conversion Price in effect on such record date.

To the extent such dividend or distribution is declared but not made or paid, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(vi)          Tender Offers or Exchange Offers. If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for Shares (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the Expiration Time by the Board of Directors) of the cash and other consideration paid per Share in such tender or exchange offer exceeds (I) on or before the Trading Commencement Date, the Conversion Price, and (II) at any time after the Trading Commencement Date, the Last Reported Sale Price per Share on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Price will be reduced based on the following formula:

where:

CP0	=	the Conversion Price in effect immediately before the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period for such tender or exchange offer;
CP1	=	the Conversion Price in effect immediately after the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period;
AC	=	the aggregate value (determined as of the time (the “Expiration Time”) such tender or exchange offer expires by the Board of Directors) of all cash and other consideration paid for Shares purchased or exchanged in such tender or exchange offer;
OS0	=	the number of Shares outstanding immediately before the Expiration Time (including all Shares accepted for purchase or exchange in such tender or exchange offer);
OS1	=	the number of Shares outstanding immediately after the Expiration Time (excluding all Shares accepted for purchase or exchange in such tender or exchange offer); and
SP	=	(I) on or before the day falling ten Trading Days after the Trading Commencement Date, the Conversion Price, and (II) at any time after the tenth (10th) Trading Day after the Trading Commencement Date, the average of the Last Reported Sale Prices per Share over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;

provided, however, that the Conversion Price will in no event be adjusted up pursuant to this Section 5.05(A)(vi), except to the extent provided in the immediately following paragraph. Notwithstanding anything to the contrary in this Section 5.05(A)(vi), if the Conversion Date for a Note occurs during the Tender/Exchange Offer Valuation Period for such tender or exchange offer, then, solely for purposes of determining the Conversion Consideration for such conversion, such Tender/Exchange Offer Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Trading Day immediately after the Expiration Date to, and including, such Conversion Date.

To the extent such tender or exchange offer is announced but not consummated (including as a result of the Company being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of Shares in such tender or exchange offer are rescinded, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of Shares, if any, actually made, and not rescinded, in such tender or exchange offer.

(vii)         Other Events. In addition to and not in substitution for any other rights hereunder, if the Company (or any of its Subsidiaries) takes any action to which the provisions hereof are not strictly applicable or if any event occurs of the type contemplated by the provisions of this Section 5.05 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom share rights or other rights with equity features), which has the direct or indirect effect of adversely affecting a Holder’s proportionate interest in the equity of the Company, then, to the extent that such Holder’s proportionate interest in the equity of the Company is so adversely affected thereby, an appropriate adjustment in the Conversion Price shall be made so as to protect the rights of such Holder under this Indenture and the Notes.

(B)          No Adjustments in Certain Cases.

(i)            Where Holders Participate in the Transaction or Event Without Conversion. Notwithstanding anything to the contrary in Section 5.05(A), the Company will not be obligated to adjust the Conversion Price on account of a transaction or other event otherwise requiring an adjustment pursuant to Section 5.05(A) (other than a share subdivision or consolidation of the type set forth in Section 5.05(A)(i) or a tender or exchange offer of the type set forth in Section 5.05(A)(vi)) if each Holder participates, at the same time and on the same terms as holders of Shares, and solely by virtue of being a Holder of Notes, in such transaction or event without having to convert such Holder’s Notes and as if such Holder held a number of Shares equal to the quotient of (i) the aggregate principal amount of Notes held by such Holder on such date; divided by (ii) the Conversion Price in effect on the related record date.

(C)           Adjustments Not Yet Effective. Notwithstanding anything to the contrary in this Indenture or the Notes, if:

(i)             the record date, effective date or Expiration Time for any event that requires an adjustment to the Conversion Price pursuant to Section 5.05(A) has occurred on or before the Conversion Date for such conversion, but an adjustment to the Conversion Price for such event has not yet become effective as of such Conversion Date;

(ii)            the Conversion Consideration due upon such conversion includes any whole Shares; and

(iii)           such shares are not entitled to participate in such event (because they were not held on the related record date or otherwise),

then, solely for purposes of such conversion, the Company will, without duplication, give effect to such adjustment on such Conversion Date. In such case, if the date on which the Company is otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then the Company will delay the settlement of such conversion until the second (2nd) Business Day after such first date.

(D)           Conversion Price Adjustments where Converting Holders Participate in the Relevant Transaction or Event. Notwithstanding anything to the contrary in this Indenture or the Notes, if:

(i)             a Conversion Price adjustment for any dividend or distribution becomes effective on any Ex-Date pursuant to Section 5.05(A);

(ii)            the Conversion Date for such conversion occurs on or after such Ex-Date and on or before the related record date;

(iii)           the Conversion Consideration due upon such conversion includes any whole Shares, based on a Conversion Price that is adjusted for such dividend or distribution; and

(iv)          such shares would be entitled to participate in such dividend or distribution (including pursuant to Section 5.02(D)),

then such Conversion Price adjustment will not be given effect for such conversion and the Shares issuable upon such conversion based on such unadjusted Conversion Price will not be entitled to participate in such dividend or distribution, but there will be added, to the Conversion Consideration otherwise due upon such conversion, the same kind and amount of consideration that would have been delivered in such dividend or distribution with respect to such Shares had such shares been entitled to participate in such dividend or distribution.

(E)           Shareholder Rights Plans. If any Shares are to be issued upon conversion of any Note and, at the time of such conversion, the Company has in effect any shareholder rights plan, then the Holder of such Note will be entitled to receive, in addition to, and concurrently with the delivery of, the Conversion Consideration otherwise payable under this Indenture upon such conversion, the rights set forth in such shareholder rights plan, unless such rights have separated from the Shares at such time, in which case, and only in such case, the Conversion Price will be adjusted pursuant to Section 5.05(A)(iv)(1) on account of such separation as if, at the time of such separation, the Company had made a distribution of the type referred to in such Section to all holders of the Shares, subject to potential readjustment in accordance with the last paragraph of Section 5.05(A)(iv)(1).

(F)           Limitation on Effecting Transactions Resulting in Certain Adjustments. The Company will not engage in or be a party to any transaction or event that would require the Conversion Price to be adjusted pursuant to Section 5.05(A) to an amount that would result in the Conversion Price per Share being less than the par value per Share.

(G)           Equitable Adjustments to Prices. Whenever any provision of this Indenture requires the Company to calculate the average of the Last Reported Sale Prices, or any function thereof, over a period of multiple days (including to calculate an adjustment to the Conversion Price), the Company will make proportionate adjustments, if any, to such calculations to account for any adjustment to the Conversion Price pursuant to Section 5.05(A)(i) that becomes effective, or any event requiring such an adjustment to the Conversion Price where the Ex-Date or effective date, as applicable, of such event occurs, at any time during such period.

(H)           Calculation of Number of Outstanding Shares. For purposes of Section 5.05(A), the number of Shares outstanding at any time will (i) include shares issuable in respect of scrip certificates issued in lieu of fractions of Shares; and (ii) exclude Shares held in the Company’s treasury (unless the Company pays any dividend or makes any distribution on Shares held in its treasury).

(I)            Calculations. All calculations with respect to the Conversion Price and adjustments thereto will be made to the nearest 1/10,000th of a Share (with 5/100,000ths rounded upward).

(J)           Notice of Conversion Price Adjustments. Upon the effectiveness of any adjustment to the Conversion Price pursuant to Section 5.05(A), the Company will promptly send written notice to the Holders, the Trustee and the Conversion Agent containing (i) a brief description of the transaction or other event on account of which such adjustment was made; (ii) the Conversion Price in effect immediately after such adjustment; and (iii) the effective time of such adjustment.

(K)          Notwithstanding anything to the contrary in this Indenture and the Notes, the Company shall not be required to adjust the Conversion Price pursuant to Section 5.05(A) unless such adjustment would result in a change of at least 1% of the Conversion Price. However, the Company shall carry forward any adjustments that are less than 1% of the Conversion Price and make such carried forward adjustments with respect to the Notes (1) when the cumulative net effect of all adjustments not yet made will result in a change of 1% to the Conversion Price and (2) regardless of whether the adjustment (or such cumulative net effect) is less than 1% of the Conversion Price, on the Conversion Date.

(L)           Except as stated in this Indenture and the Notes, the Company shall not adjust the Conversion Price for the issuance of Shares or any securities convertible into or exchangeable for Shares or the right to purchase Shares or such convertible or exchangeable securities.

(M)         The Conversion Price shall not be adjusted:

(i)             upon the issuance of any Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in Shares under any plan;

(ii)            upon the issuance of any Shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Interest Accrual Date;

(iii)           upon the repurchase of any Shares pursuant to an open market share repurchase program or other buy-back transaction, including structured or derivative transactions, that is not a tender or exchange offer of the nature described in Section 5.05(A)(vi);

(iv)          solely for a change in the par value (or lack of par value) of the Shares; or

(v)           for accrued and unpaid interest, if any.

Section 5.06.      Voluntary Adjustments.

(A)          Generally. To the extent permitted by law and applicable stock exchange rules, the Company, from time to time, may (but is not required to) reduce the Conversion Price by any amount if (i) the Board of Directors determines that such reduction is either (x) in the best interest of the Company; or (y) advisable to avoid or diminish any income tax imposed on holders of Shares or rights to purchase Shares as a result of any dividend or distribution of Shares (or rights to acquire Shares) or any similar event; (ii) such reduction is in effect for a period of at least twenty (20) Business Days; and (iii) such reduction is irrevocable during such period.

(B)          Notice of Voluntary Reductions. If the Board of Directors determines to reduce the Conversion Price pursuant to Section 5.06, then, no later than the first Business Day of the related twenty (20) Business Day period referred to in Section 5.06(A), the Company will send notice to each Holder, the Trustee and the Conversion Agent of such reduction, the amount thereof and the period during which such reduction will be in effect.

Section 5.07.       Reservation of Authorized Shares

(A)          Reservation. The Company shall initially reserve out of its authorized and unissued share capital a number of Shares for each of the Notes equal to 125% of the number of Shares as shall be necessary to effect the conversion of each such Note (as may be capitalized by PIK Interest) as of the Interest Accrual Date. So long as any of the Notes are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued share capital, solely for the purpose of effecting the conversion of the Notes, 125% of the number of Shares as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding, free from any Lien or pre-emptive rights; provided that at no time shall the number of Shares so reserved be less than the number of Shares required to be reserved by the previous sentence (without regard to any limitations on conversions) (the “Required Reserve Amount”).

(B)           Insufficient Authorized Shares. If at any time when any Note remains outstanding, the Company does not have a sufficient number of authorized and unreserved Shares to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of Shares equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall promptly use commercially reasonable efforts (including but not limited to requesting the shareholders of the Company to pass necessary resolutions) to increase the Company’s authorized share capital to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding. Without limiting the generality of the foregoing sentence, if required pursuant to the Charter Documents or applicable law, as soon as practicable after the date of an Authorized Share Failure, but in no event later than forty-five (45) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its holders of Shares for the approval of an increase in the share capital. In connection with such meeting, the Company shall provide each holder of Shares with a proxy statement and shall use its best efforts to solicit such holders’ approval of such increase in authorized share capital and to cause the Board of Directors to recommend to the holders of Shares that they approve such proposal.

Section 5.08.      Effect of Share Change Event.

(A)          Generally. If there occurs any:

(i)             recapitalization, reclassification or change of the Shares (other than (x) changes solely resulting from a share subdivision or consolidation of the Shares (as to which Section 5.05(A)(i) will apply), (y) a change only in par value or from par value to no par value or no par value to par value and (z) share subdivisions or consolidations that do not involve the issuance of any other series or class of securities);

(ii)            consolidation, merger, combination or binding or statutory share exchange involving the Company;

(iii)           sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or

(iv)          other similar event,

and, as a result of which, the Shares are converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Share Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) Share would be entitled to receive on account of such Share Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Indenture or the Notes,

(1)            from and after the effective time of such Share Change Event, (I) the Conversion Consideration due upon conversion of any Note, and the conditions to any such conversion, will be determined in the same manner as if each reference to any number of Shares in this Article 5 (or in any related definitions) were instead a reference to the same number of Reference Property Units; and (II) for purposes of Section 5.03, each reference to any number of Shares in such Section (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; and

(2)            if such Reference Property Unit consists entirely of cash, then the Company will pay the cash due upon such conversions no later than the second (2nd) Business Day after the relevant Conversion Date.

If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of shareholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per Share, by the holders of Shares. The Company will notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

At or before the effective time of such Share Change Event, the Company and the resulting, surviving or transferee Person (if not the Company) of such Share Change Event (the “Successor Person”) will execute and deliver to the Trustee a supplemental indenture pursuant to Section 8.01(F), which supplemental indenture will (x) provide for subsequent conversions of Notes in the manner set forth in this Section 5.08; (y) provide for subsequent adjustments to the Conversion Price pursuant to Section 5.05(A) in a manner consistent with this Section 5.08; and (z) contain such other provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of the Holders and to give effect to the provisions of this Section 5.08(A). If the Reference Property includes shares of stock or other securities or assets (other than cash) of a Person other than the Successor Person, then such other Person will also execute such supplemental indenture and such supplemental indenture will contain such additional provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of the Holders.

(B)           Notice of Share Change Events. The Company will provide notice of each Share Change Event in the manner provided in Section 5.08.

(C)           Compliance Covenant. The Company will not become a party to any Share Change Event unless its terms are consistent with this Section 5.08.

Section 5.09.      Responsibility of Trustee and Conversion Agent

The Trustee and Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Price (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Price, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Shares, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible, nor incur any liability, for any failure of the Company to issue, transfer or deliver any Shares or share certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to (a) determine whether a supplemental indenture needs to be entered into or (b) determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 5.08 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 5.08 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 10.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be fully protected in conclusively relying upon, the Officer’s Certificate (which the Company will be obligated to deliver to the Trustee and the Conversion Agent prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by Section 5.01 has occurred that makes the Notes eligible for conversion or no longer eligible therefor until the Company or a Holder has delivered to the Trustee and the Conversion Agent the notices referred to in Section 5.02 with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent may conclusively rely.

Article 6. SUCCESSORS

Section 6.01.      When the Company May Merge, Etc.

Generally. The Company will not consolidate with or merge with or into, or (directly, or indirectly through one or more of its Subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to another Person (a “Business Combination Event”, which does not include the Business Combination), unless:

(A)          the resulting, surviving or transferee Person either (x) is the Company or (y) if not the Company, is a corporation (the “Successor Corporation”) that expressly assumes (by executing and delivering to the Trustee, at or before the effective time of such Business Combination Event, a supplemental indenture pursuant to Section 8.01(E)) all of the Company’s obligations under this Indenture and the Notes;

(B)           immediately after giving effect to such Business Combination Event, no Default or Event of Default will have occurred and be continuing; and

(C)            the Company or the Successor Corporation, if not the Company, shall have delivered to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that (a) such Business Combination Event (and, if applicable, the execution and delivery of the related supplemental indenture) complies with Section 6.01(A); (b) such supplemental indenture is the legal, valid and binding obligation of the Company or such Successor Corporation; (c) such Business Combination Event is authorized or permitted by this Indenture; and (d) all conditions precedent relating to such Business Combination Event provided in this Indenture have been satisfied.

Section 6.02.      Successor Corporation Substituted.

At the effective time of any Business Combination Event that complies with Section 6.01, the Successor Corporation (if not the Company) will succeed to, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such Successor Corporation had been named as the Company in this Indenture and the Notes, and, except in the case of a lease, the predecessor Company will automatically be irrevocably and unconditionally discharged from its obligations under this Indenture and the Notes.

Article 7. DEFAULTS AND REMEDIES

Section 7.01.      Events of Default.

(A)          Definition of Events of Default. “Event of Default” means the occurrence of any of the following:

(i)             a default in the payment when due (whether at maturity, upon Redemption or Repurchase or otherwise) of the principal of, or the Redemption Price or Repurchase Price for, any Note;

(ii)            a default for seven (7) consecutive days in the payment when due of interest on any Note;

(iii)           a default in the Company’s obligation to convert a Note in accordance with Article 5 upon the exercise of the conversion right with respect thereto, if such default is not cured within three (3) Business Days after its occurrence;

(iv)          a default in the Company’s obligations under Section 6.01;

(v)           a default in any of the Company’s obligations or agreements under this Indenture or the Notes (other than a default set forth in clause (i), (ii), (iii) or (iv) of this Section 7.01(A)) where such default is not cured or waived within thirty (30) days after written notice to the Company by the Trustee, or to the Company and the Trustee by Holders of at least twenty five percent (25%) of the aggregate principal amount of Notes then outstanding, which notice must specify such default, demand that it be remedied and state that such notice is a “Notice of Default”;

(vi)          a default by the Company or any of the Company’s Subsidiaries with respect to any one or more mortgages, agreements or other instruments under which there is outstanding, or by which there is secured or evidenced, any Indebtedness for money borrowed of at least five million dollars ($5,000,000) (or its foreign currency equivalent) in the aggregate of the Company or any of the Company’s Subsidiaries, whether such Indebtedness exists as of the Interest Accrual Date or is thereafter created, where such default:

(1)            constitutes a failure to pay the principal, or premium or interest on, any of such Indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise; or

(2)            results in such Indebtedness becoming or being declared due and payable before its stated maturity,

in each case where such default is not cured or waived, within thirty (30) days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least twenty five percent (25%) of the aggregate principal amount of Notes then outstanding, which notice must specify such default, demand that it be remedied and state that such notice is a “Notice of Default”;

(vii)         a franchisor delivers a written notice of a default (howsoever described) by the Company or any of its Subsidiaries under any Master Franchise Agreement which is not cured or remedied within the applicable cure or remedy period (if any) under the relevant Master Franchise Agreement or, if a period is specified, in such written notice;

(viii)        any Master Franchise Agreement ceasing to be in full force and effect, resulting in a Material Adverse Effect;

(ix)           it is or becomes unlawful for a party to a Master Franchise Agreement to perform any of its obligations under that Master Franchise Agreement to which it is a party, or any Master Franchise Agreement is or becomes unenforceable in accordance with its terms, in each case resulting in a Material Adverse Effect, unless a substitute Master Franchise Agreement or similar arrangement is entered into within 30 days after the occurrence of such illegality or unenforceability;

(x)            the occurrence of a Change of Control or a Delisting;

(xi)           one or more final judgments being rendered against the Company or any of the Company’s Subsidiaries for the payment of at least fifteen million dollars ($15,000,000) (or its foreign currency equivalent) in the aggregate (excluding any amounts covered by insurance), where such judgment is not discharged or stayed within sixty (60) days after (i) the date on which the right to appeal the same has expired, if no such appeal has commenced; or (ii) the date on which all rights to appeal have been extinguished;

(xii)          the Company or any of its Material Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law, either:

(1)            commences a voluntary case or proceeding;

(2)            consents to the entry of an order for relief against it in an involuntary case or proceeding;

(3)            consents to the appointment of a custodian of it or for any substantial part of its property;

(4)            makes a general assignment for the benefit of its creditors;

(5)            takes any comparable action under any foreign Bankruptcy Law; or

(6)            generally is not paying its debts as they become due; or

(xiii)         a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that either:

(1)            is for relief against the Company or any of its Material Subsidiaries in an involuntary case or proceeding;

(2)            appoints a custodian of the Company or any of its Material Subsidiaries, or for any substantial part of the property of the Company or any of its Material Subsidiaries;

(3)            orders the winding up or liquidation of the Company or any of its Material Subsidiaries; or

(4)            grants any similar relief under any foreign Bankruptcy Law,

and, in each case under this Section 7.01(A)(xiii), such order or decree remains unstayed and in effect for at least sixty (60) days.

(B)           Cause Irrelevant. Each of the events set forth in Section 7.01(A) will constitute an Event of Default regardless of the cause thereof or whether voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

Section 7.02.     Acceleration.

(A)          Automatic Acceleration in Certain Circumstances. If an Event of Default set forth in Section 7.01(A)(xii) or Section 7.01(A)(xiii) occurs with respect to the Company (and not solely with respect to a Subsidiary of the Company), then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any Person.

(B)          Optional Acceleration. If an Event of Default (other than an Event of Default set forth in Section 7.01(A)(xii) or Section 7.01(A)(xiii) with respect to the Company and not solely with respect to a Subsidiary of the Company) occurs and is continuing, then the Trustee, by notice to the Company, or Holders of at least twenty five percent (25%) of the aggregate principal amount of Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding to become due and payable immediately.

(C)           Rescission of Acceleration. Notwithstanding anything to the contrary in this Indenture or the Notes, the Holders of a majority in aggregate principal amount of the Notes then outstanding, by notice to the Company and the Trustee, may, on behalf of all Holders, rescind any acceleration of the Notes and its consequences if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (ii) all existing Events of Default (except the non-payment of principal of, or interest on, the Notes that has become due solely because of such acceleration) have been cured or waived. No such rescission will affect any subsequent Default or impair any right consequent thereto.

Section 7.03.      Other Remedies.

(A)          Trustee May Pursue All Remedies. If an Event of Default occurs and is continuing, then the Trustee may pursue any available remedy to collect the payment of any amounts due with respect to the Notes or to enforce the performance of any provision of this Indenture or the Notes.

(B)          Procedural Matters. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in such proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy following an Event of Default will not impair the right or remedy or constitute a waiver of, or acquiescence in, such Event of Default. All remedies will be cumulative to the extent permitted by law.

Section 7.04.      Waiver of Past Defaults.

An Event of Default pursuant to clause (i), (ii), (iii), (iv) or (v) of Section 7.01(A) (that, in the case of clause (v) only, results from a Default under any covenant that cannot be amended without the consent of each affected Holder), and a Default that could lead to such an Event of Default, can be waived only with the consent of each affected Holder. Each other Default or Event of Default may be waived, on behalf of all Holders, by the Holders of a majority in aggregate principal amount of the Notes then outstanding. If an Event of Default is so waived, then it will cease to exist. If a Default is so waived, then it will be deemed to be cured and any Event of Default arising therefrom will be deemed not to occur. However, no such waiver will extend to any subsequent or other Default or Event of Default or impair any right arising therefrom.

Section 7.05.      Control by Majority.

Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow (and shall incur no liability for so forbearing) any direction that conflicts with law, this Indenture or the Notes, or that, subject to Section 10.01, the Trustee determines may be unduly prejudicial to the rights of other Holders (it being expressly understood that the Trustee does not have an affirmative duty to ascertain whether or not any such direction is unduly prejudicial to any Holders) or may involve the Trustee in liability, unless the Trustee is offered security and indemnity satisfactory to the Trustee against any losses, liabilities, claims, costs and expenses (including, but not limited to, attorneys’ fees and expenses) to the Trustee that may result from the Trustee’s following such direction.

Section 7.06.      Limitation on Suits.

No Holder may pursue any remedy with respect to this Indenture or the Notes (except to enforce (x) its rights to receive the principal of, or the Redemption Price or Repurchase Price for, or interest on, any Notes; or (y) the Company’s obligations to convert any Notes pursuant to Article 5), unless:

(A)          such Holder has previously delivered to the Trustee notice that an Event of Default is continuing;

(B)           Holders of at least twenty five percent (25%) in aggregate principal amount of the Notes then outstanding deliver a written request to the Trustee to pursue such remedy;

(C)           such Holder or Holders offer and, if requested, provide to the Trustee security and indemnity satisfactory to the Trustee against any losses, liabilities, claims, costs and expenses (including, but not limited to, attorneys’ fees and expenses) to the Trustee that may result from the Trustee’s following such request;

(D)           the Trustee does not comply with such request within sixty (60) calendar days after its receipt of such request and such offer of security or indemnity; and

(E)           during such sixty (60) calendar day period, Holders of a majority in aggregate principal amount of the Notes then outstanding do not deliver to the Trustee a direction that is inconsistent with such request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder. The Trustee will have no duty to determine whether any Holder’s use of this Indenture complies with the preceding sentence.

Section 7.07.     Absolute Right of Holders to Institute Suit for the Enforcement of the Right to Receive Payment and Conversion Consideration.

Notwithstanding anything to the contrary in this Indenture or the Notes (but without limiting Section 8.01 or Section 8.02), the contractual right of each Holder of a Note expressly set forth in this Indenture or such Note to bring suit for the enforcement of any payment or delivery, as applicable, of the principal of, or the Redemption Price or Repurchase Price for, or any interest on, or the Conversion Consideration due pursuant to Article 5 upon conversion of, such Note on or after the respective due dates therefor provided in this Indenture and the Notes, will not be impaired or affected without the consent of such Holder.

Section 7.08.      Collection Suit by Trustee.

The Trustee will have the right, upon the occurrence and continuance of an Event of Default pursuant to clause (i), (ii) or (iii) of Section 7.01(A), to recover judgment in its own name and as trustee of an express trust against the Company for the total unpaid or undelivered principal of, or Redemption Price or Repurchase Price for, or interest on, or Conversion Consideration due pursuant to Article 5 upon conversion of, the Notes, as applicable, and such further amounts sufficient to cover the costs and expenses of collection, including compensation provided for in Section 10.06.

Section 7.09.     Trustee May File Proofs of Claim.

The Trustee has the right to (A) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes) or its creditors or property and (B) collect, receive and distribute any money or other property payable or deliverable on any such claims. Each Holder authorizes any custodian in such proceeding to make such payments to the Trustee, and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to the Trustee for the reasonable compensation, expenses, disbursements and advances of the Trustee, and its agents and counsel, and any other amounts payable to the Trustee pursuant to Section 10.06. To the extent that the payment of any such compensation, expenses, disbursements, advances and other amounts out of the estate in such proceeding, is denied for any reason, payment of the same will be secured by a Lien (senior to the rights of Holders) on, and will be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding (whether in liquidation or under any plan of reorganization or arrangement or otherwise). Nothing in this Indenture will be deemed to authorize the Trustee to authorize, consent to, accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 7.11.      Priorities.

The Trustee will pay or deliver in the following order any money or other property that it collects pursuant to this Article 7:

First:           to the Trustee and the Note Agents and their respective agents and attorneys for amounts due under this Indenture, including payment of all fees, compensation, expenses (including, but not limited to, attorneys’ fees and expenses) and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:      to Holders for unpaid amounts or other property due on the Notes, including the principal of, or the Redemption Price or Repurchase Price for, or any interest on, or any Conversion Consideration due upon conversion of, the Notes, ratably, and without preference or priority of any kind, according to such amounts or other property due and payable on all of the Notes; and

Third:          to the Company or such other Person as a court of competent jurisdiction directs.

The Trustee may fix a record date and payment date for any payment or delivery to the Holders pursuant to this Section 7.10, in which case the Trustee will instruct the Company to, and the Company will deliver in writing, at least fifteen (15) calendar days before such record date, to each Holder and the Trustee a notice stating such record date, such payment date and the amount of such payment or nature of such delivery, as applicable.

Section 7.10.      Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or the Notes or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court, in its discretion, may (A) require the filing by any litigant party in such suit of an undertaking to pay the costs of such suit, and (B) assess reasonable costs and expenses (including reasonable attorneys’ fees and expenses) against any litigant party in such suit, having due regard to the merits and good faith of the claims or defenses made by such litigant party; provided, however, that this Section 7.10 does not apply to any suit by the Trustee, any suit by a Holder pursuant to Section 7.07 or any suit by one or more Holders of more than ten percent (10%) in aggregate principal amount of the Notes then outstanding.

Article 8. AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01.      Without the Consent of Holders.

Notwithstanding anything to the contrary in Section 8.02, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder to:

(A)          cure any ambiguity or correct any omission, defect or inconsistency in this Indenture or the Notes;

(B)           add guarantees with respect to the Company’s obligations under this Indenture or the Notes;

(C)           secure the Notes;

(D)           add to the Company’s covenants or Events of Default for the benefit of the Holders or surrender any right or power conferred on the Company;

(E)           provide for the assumption of the Company’s obligations under this Indenture and the Notes pursuant to, and in compliance with, Article 6;

(F)           enter into supplemental indentures pursuant to, and in accordance with, Section 5.08 in connection with a Share Change Event;

(G)           evidence or provide for the acceptance of the appointment, under this Indenture, of a successor Trustee;

(H)           provide for or confirm the issuance of additional Notes pursuant to Section 2.03(B);

(I)            decrease the Conversion Price;

(J)            comply with any requirement of the SEC in connection with any qualification of this Indenture or any supplemental indenture under the Trust Indenture Act, as then in effect;

(K)           comply with the rules of the Depositary in a manner that does not adversely affect the rights of any Holder; or

(L)           make any other change to this Indenture or the Notes that does not, individually or in the aggregate with all other such changes, adversely affect the rights of the Holders, as such, in any material respect.

Section 8.02.      With the Consent of Holders.

(A)          Generally. Subject to Section 8.01, Section 7.04 and Section 7.07 and the immediately following sentence, the Company and the Trustee may, with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, amend or supplement this Indenture or the Notes or waive compliance with any provision of this Indenture or the Notes. Notwithstanding anything to the contrary in the foregoing sentence, but subject to Section 8.01 and as permitted in the definition of “Outside Date”, Section 3.13(B) and Section 3.19, without the consent of each affected Holder, no amendment or supplement to this Indenture or the Notes, or waiver of any provision of this Indenture or the Notes, may:

(i)             reduce the principal, or change the stated maturity, of any Note;

(ii)           reduce the Redemption Price or Repurchase Price for any Note or change the times at which, or the circumstances under which, the Notes may or will be redeemed or repurchased by the Company;

(iii)          reduce the rate, or extend the time for the payment, of interest on any Note;

(iv)          make any change that adversely affects the conversion rights of any Note;

(v)           impair the absolute rights of any Holder set forth in Section 7.07 (as such section is in effect on the Issue Date);

(vi)          change the ranking of the Notes;

(vii)          make any Note payable in money, or at a place of payment, other than that stated in this Indenture or the Note;

(viii)         reduce the amount of Notes whose Holders must consent to any amendment, supplement, waiver or other modification; or

(ix)            make any direct or indirect change to any amendment, supplement, waiver or modification provision of this Indenture or the Notes that requires the consent of each affected Holder.

For the avoidance of doubt, pursuant to clauses (i), (ii), (iii), (iv) and (v) of this Section 8.02(A), no amendment or supplement to this Indenture or the Notes, or waiver of any provision of this Indenture or the Notes, may change the amount or type of consideration due on any Note (whether on an Interest Payment Date, Redemption Date, Tax Redemption Date, Repurchase Date or the Maturity Date or upon conversion, or otherwise), or the date(s) or time(s) such consideration is payable or deliverable, as applicable, without the consent of each affected Holder (except as permitted in the definition of “Outside Date”, Section 3.13(B) and Section 3.19).

(B)          Holders Need Not Approve the Particular Form of any Amendment. A consent of any Holder pursuant to this Section 8.02 need to approve only the substance, and not necessarily the particular form, of the proposed amendment, supplement or waiver.

Section 8.03.    Notice of Amendments, Supplements and Waivers.

As soon as reasonably practicable after any amendment, supplement or waiver pursuant to Section 8.01 or Section 8.02 becomes effective, the Company will send to the Holders and the Trustee notice that (A) describes the substance of such amendment, supplement or waiver in reasonable detail and (B) states the effective date thereof; provided, however, that the Company will not be required to provide such notice to the Holders if such amendment, supplement or waiver is included in a periodic report filed with (or furnished to) the SEC by the Company within four (4) Business Days of its effectiveness. The failure to send, or the existence of any defect in, such notice will not impair or affect the validity of such amendment, supplement or waiver.

Section 8.04.      Revocation, Effect and Solicitation of Consents; Special Record Dates; Etc.

(A)          Revocation and Effect of Consents. The consent of a Holder of a Note to an amendment, supplement or waiver will bind (and constitute the consent of) each subsequent Holder of any Note to the extent the same evidences any portion of the same Indebtedness as the consenting Holder’s Note, subject to the right of any Holder of a Note to revoke (if not prohibited pursuant to Section 8.04(B)) any such consent with respect to such Note by delivering notice of revocation to the Trustee before the time such amendment, supplement or waiver becomes effective (or before such earlier time as may be provided by the terms of any request for consent).

(B)          Special Record Dates. The Company may, but is not required to, fix a record date for the purpose of determining the Holders entitled to consent or take any other action in connection with any amendment, supplement or waiver pursuant to this Article 8. If a record date is fixed, then, notwithstanding anything to the contrary in Section 8.04(A), only Persons who are Holders as of such record date (or their duly designated proxies) will be entitled to give such consent, to revoke any consent previously given or to take any such action, regardless of whether such Persons continue to be Holders after such record date; provided, however, that no such consent will be valid or effective for more than one hundred and twenty (120) calendar days after such record date.

(C)          Solicitation of Consents. For the avoidance of doubt, each reference in this Indenture or the Notes to the consent of a Holder will be deemed to include any such consent obtained in connection with a repurchase of, or tender or exchange offer for, any Notes.

(D)          Effectiveness and Binding Effect. Each amendment, supplement or waiver pursuant to this Article 8 will become effective in accordance with its terms and, when it becomes effective with respect to any Note (or any portion thereof), will thereafter bind every Holder of such Note (or such portion).

Section 8.05.      Notations and Exchanges.

If any amendment, supplement or waiver changes the terms of a Note, then the Trustee (at the direction of the Company) or the Company may, in its discretion, require the Holder of such Note to deliver such Note to the Trustee so that the Trustee may place an appropriate notation prepared by the Company on such Note and return such Note to such Holder. Alternatively, at its discretion, the Company may, in exchange for such Note, issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, a new Note that reflects the changed terms. The failure to make any appropriate notation or issue a new Note pursuant to this Section 8.05 will not impair or affect the validity of such amendment, supplement or waiver.

Section 8.06.      Trustee to Execute Supplemental Indentures.

The Trustee will execute and deliver any amendment or supplemental indenture authorized pursuant to this Article 8; provided, however, that the Trustee need not (but may, in its sole and absolute discretion) execute or deliver any such amendment or supplemental indenture that the Trustee concludes adversely affects the Trustee’s rights, duties, liabilities or immunities. In executing any amendment or supplemental indenture, the Trustee will receive, and (subject to Section 10.01 and Section 10.02) will be fully protected in relying on, in addition to the documents required by Section 11.02, an Officer’s Certificate and an Opinion of Counsel stating that (A) the execution and delivery of such amendment or supplemental indenture is authorized or permitted by this Indenture; (B) in the case of the Opinion of Counsel, such amendment or supplemental indenture is valid, binding and enforceable against the Company in accordance with its terms; and (C) all conditions precedent relating to such supplemental indenture have been satisfied

Article 9. SATISFACTION AND DISCHARGE

Section 9.01.      Termination of Company’s Obligations.

This Indenture will be discharged, and will cease to be of further effect as to all Notes issued under this Indenture, when:

(A)          all Notes then outstanding (other than Notes replaced pursuant to Section 2.12) have (i) been delivered to the Trustee for cancellation; or (ii) become due and payable (whether on a Redemption Date, a Tax Redemption Date, a Repurchase Date, the Maturity Date, upon conversion or otherwise) for an amount of cash or Conversion Consideration, as applicable, that has been fixed;

(B)          the Company has caused there to be irrevocably deposited with the Trustee, or with the Paying Agent (or, with respect to Conversion Consideration, the Conversion Agent), in each case for the benefit of the Holders, or has otherwise caused there to be delivered to the Holders, cash (or, with respect to Notes to be converted, Conversion Consideration) sufficient to satisfy all amounts or other property due on all Notes then outstanding (other than Notes replaced pursuant to Section 2.12);

(C)          the Company has paid all other amounts payable by it under this Indenture; and

(D)          the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the conditions precedent to the discharge of this Indenture have been satisfied;

provided, however, that Article 10 and Section 11.01 will survive such discharge and, until no Notes remain outstanding, Section 2.14 and the obligations of the Trustee, the Paying Agent and the Conversion Agent with respect to money or other property deposited with them will survive such discharge.

At the Company’s written request, the Trustee will acknowledge the satisfaction and discharge of this Indenture.

Section 9.02.      Repayment to Company.

Subject to applicable unclaimed property law, the Trustee, the Paying Agent and the Conversion Agent will promptly notify the Company if there exists (and, at the Company’s written request, promptly deliver to the Company) any cash, Conversion Consideration or other property held by any of them for payment or delivery on the Notes that remain unclaimed two (2) years after the date on which such payment or delivery was due. After such delivery to the Company, the Trustee, the Paying Agent and the Conversion Agent will have no further liability to any Holder with respect to such cash, Conversion Consideration or other property, and Holders entitled to the payment or delivery of such cash, Conversion Consideration or other property must look to the Company for payment as a general creditor of the Company.

Section 9.03.      Reinstatement.

If the Trustee, the Paying Agent or the Conversion Agent is unable to apply any cash or other property deposited with it pursuant to Section 9.01 because of any legal proceeding or any order or judgment of any court or other governmental authority that enjoins, restrains or otherwise prohibits such application, then the discharge of this Indenture pursuant to Section 9.01 will be rescinded; provided, however, that if the Company thereafter pays or delivers any cash or other property due on the Notes to the Holders thereof, then the Company will be subrogated to the rights of such Holders to receive such cash or other property from the cash or other property, if any, held by the Trustee, the Paying Agent or the Conversion Agent, as applicable.

Article 10. TRUSTEE

Section 10.01.      Duties of the Trustee.

(A)            If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(B)            Except during the continuance of an Event of Default:

(i)            the duties of the Trustee will be determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee; and

(ii)            in the absence of gross negligence or wilful misconduct on its part, as determined by a court of competent jurisdiction in a final, non-appealable order, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officer’s Certificates or Opinions of Counsel that are provided to the Trustee and conform, on their face, to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but shall have no affirmative duty to verify the contents thereof.

(C)            The Trustee may not be relieved from liabilities for its gross negligence or wilful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order, except that:

(i)            this paragraph will not limit the effect of Section 10.01(B);

(ii)            the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(iii)          the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.05.

(D)            Each provision of this Indenture that in any way relates to the Trustee is subject to this Section 10.01 and Section 10.02, regardless of whether such provision so expressly provides.

(E)            No provision of this Indenture will require the Trustee to expend or risk its own funds, incur any liability or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

(F)           The Trustee will not be liable for interest on any money received by it, except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds, except to the extent required by law.

Section 10.02.      Rights of the Trustee.

(A)            The Trustee may conclusively rely on any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, judgment, bond, debenture, note, other evidence of Indebtedness or other paper or document that it believes to be genuine and signed or presented by the proper Person or Persons, and the Trustee need not investigate any fact or matter stated in such document.

(B)            Before the Trustee acts or refrains from acting, it may require and, if requested, shall receive an Officer’s Certificate, an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection, the costs and expenses of which shall be borne by the Company; and the advice of such counsel, or any Opinion of Counsel, will constitute full and complete authorization of the Trustee to take or omit to take any action in good faith in reliance thereon without liability.

(C)            The Trustee may act through its attorneys and agents and will not be responsible for the acts, omissions, misconduct or negligence of any such agent appointed with due care.

(D)            The Trustee will not be liable for any action it takes or omits to take in good faith and that it believes to be authorized or within the rights or powers vested in it by this Indenture.

(E)            Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

(F)            The Trustee need not exercise any rights or powers vested in it by this Indenture at the request or direction of any Holder unless such Holder has offered the Trustee security or indemnity satisfactory to the Trustee against any losses, liabilities, costs and expenses (including, but not limited to, attorneys’ fees and expenses) that it may incur in complying with such request or direction.

(G)            The Trustee will not be responsible or liable for any punitive, special, indirect, incidental or consequential loss or damage (including lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(H)            The Trustee will not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, judgment, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and will incur no liability of any kind by reason of such inquiry or investigation.

(I)            The Trustee will not be required to give any bond or surety in respect of the execution of the trusts, powers, and duties under this Indenture.

(J)            The permissive rights of the Trustee enumerated herein will not be construed as duties. The Trustee undertakes to perform such duties and only such duties as are specifically and expressly set forth in this Indenture.

(K)            The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(L)            The Trustee will not be deemed to have notice of any Default or Event of Default (except in the case of a Default or Event of Default in payment of scheduled principal of, or the Redemption Price or Repurchase Price for, or interest on, any Note) unless written notice of any event that is in fact such a Default or Event of Default (and stating the occurrence of a Default or Event of Default) is actually received by the a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes, the Company and this Indenture and states that it is a notice of Default or Event of Default.

(M)          It shall not be the duty of the Trustee to see that any duties or obligations imposed herein upon the Company or other Persons are performed, and the Trustee shall not be liable or responsible for the failure of the Company or such other Persons to perform any act required of them by this Indenture.

Section 10.03.      Individual Rights of the Trustee.

The Trustee, in its individual or any other capacity, may become the owner or pledgee of any Note and may otherwise deal with the Company or any of its Affiliates with the same rights that it would have if it were not Trustee; provided, however, that if the Trustee acquires a “conflicting interest” (within the meaning of Section 310(b) of the Trust Indenture Act), then it must eliminate such conflict within ninety (90) days or resign as Trustee. The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be compensated, reimbursed and indemnified, are extended to, and will be enforceable by, the Trustee in each of its capacities under this Indenture and each Note Agent, custodian and other Person retained to act under this Indenture.

Section 10.04.      Trustee’s Disclaimer.

The Trustee will not be (A) responsible for, and makes no representation as to, the validity or adequacy of this Indenture or the Notes; (B) accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture; (C) responsible for the use or application of any money received by any Paying Agent other than the Trustee; and (D) responsible for any statement or recital in this Indenture, the Notes or any other document relating to the sale of the Notes or this Indenture, other than the Trustee’s certificate of authentication.

Section 10.05.      Notice of Defaults.

If a Default or Event of Default occurs and is continuing and is actually known to a Responsible Officer of the Trustee (in accordance with Section 10.02(L)), then the Trustee will send Holders a notice of such Default or Event of Default within ninety (90) days after it occurs or, if it is not actually known to a Responsible Officer of the Trustee at such time, promptly (and in any event within ten (10) Business Days) after it becomes actually known to a Responsible Officer (in accordance with Section 10.02(L)); provided, however, that, except in the case of a Default or Event of Default in the payment of the principal of, or interest, if any, on, any Note, the Trustee may withhold such notice if and for so long as it in good faith determines that withholding such notice is in the interests of the Holders.

Section 10.06.      Compensation and Indemnity.

(A)            The Company will, from time to time, pay the Trustee (acting in any capacity hereunder) reasonable compensation, as shall have been agreed to in writing, for its acceptance of this Indenture and services under this Indenture. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. In addition to the compensation for the Trustee’s services, the Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(B)            The Company will indemnify and hold harmless the Trustee (acting in any capacity hereunder) against any and all losses, liabilities or expenses (including, without limitation, attorneys’ fees and expenses) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture (including, without limitation, attorneys’ fees and expenses) against the Company (including this Section 10.06) and defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties under this Indenture, except to the extent any such loss, liability or expense may be attributable to its gross negligence or wilful misconduct as determined by a court of competent jurisdiction in a final and non-appealable decision. The Trustee will promptly notify the Company of any claim for which it may seek indemnity (other than any claim brought by the Company), but the Trustee’s failure to so notify the Company will not relieve the Company of its obligations under this Section 10.06(B). The Company will defend such claim, and the Trustee will cooperate in such defense at the expense of the Company. If the Trustee is advised by counsel that it may have defenses available to it that are in conflict with the defenses available to the Company, or that there is an actual or potential conflict of interest, then the Trustee may retain separate counsel, and the Company will pay the reasonable fees and expenses of such counsel (including the reasonable fees and expenses of counsel to the Trustee incurred in evaluating whether such a conflict exists). The Company need not pay for any settlement of any such claim made without its consent, which consent will not be unreasonably withheld, conditioned or delayed. The indemnification provided in this Section 10.06 will extend to the officers, directors, agents (selected with due care) and employees of the Trustee and any successor Trustee under this Indenture.

(C)            The obligations of the Company under this Section 10.06 will survive the earlier resignation or removal of the Trustee and the discharge of this Indenture.

(D)           To secure the Company’s payment obligations in this Section 10.06, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, or interest on, particular Notes, which Lien will survive the discharge of this Indenture.

(E)            If the Trustee incurs expenses or renders services after an Event of Default pursuant to clause (xi) or (xiii) of Section 7.01(A) occurs, then such expenses and the compensation for such services (including the fees and expenses of its agents and counsel) are intended to constitute administrative expenses for purposes of priority under any Bankruptcy Law.

Section 10.07.      Replacement of the Trustee.

(A)            Notwithstanding anything to the contrary in this Section 10.07, a resignation or removal of the Trustee, and the appointment of a successor Trustee, will become effective only upon such successor Trustee’s acceptance of appointment as provided in this Section 10.07.

(B)            The Trustee may resign at any time and be discharged from its duties and obligations hereunder at any time by giving no less than thirty (30) calendar days’ prior written notice of such resignation to the Company. The Holders of a majority in aggregate principal amount of the Notes then outstanding may remove the Trustee by providing no less than thirty (30) calendar days’ prior written notice to the Trustee and the Company. The Company may remove the Trustee if:

(i)            the Trustee fails to comply with Section 10.09;

(ii)          the Trustee is adjudged to be bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii)         a custodian or public officer takes charge of the Trustee or its property; or

(iv)         the Trustee becomes incapable of acting.

(C)           If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, then (i) the Company will promptly appoint a successor Trustee; and (ii) at any time within one (1) year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the Notes then outstanding may appoint a successor Trustee to replace such successor Trustee appointed by the Company.

(D)            If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, then the retiring Trustee (at the Company’s expense), the Company or the Holders of at least ten percent (10%) in aggregate principal amount of the Notes then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(E)            If the Trustee, after written request by a Holder of at least six (6) months, fails to comply with Section 10.09, then such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(F)            A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company, upon which notice the resignation or removal of the retiring Trustee will become effective and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will send notice of its succession to Holders. The retiring Trustee will, upon payment of all amounts due to it under this Indenture, promptly transfer all property held by it as Trustee to the successor Trustee, which property will, for the avoidance of doubt, be subject to the Lien provided for in Section 10.06(D).

Section 10.08.      Successor Trustee by Merger, Etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another entity, then such entity will become the successor Trustee under this Indenture and will have and succeed to the rights, powers, duties, immunities and privileges of its predecessor without any further act or the execution or filing of any instrument or paper, provided that the Trustee and such other entity have provided written notice thereof to the Company and the Holders.

Section 10.09.      Eligibility; Disqualification.

There will at all times be a Trustee under this Indenture that is a corporation organized and doing business under the laws of the United States of America or of any state thereof, that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

Article 11. MISCELLANEOUS

Section 11.01.      Notices.

Any notice or communication by the Company or the Trustee (including in its capacity as any Note Agent) to the other will be deemed to have been duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), facsimile transmission, electronic transmission or other similar means of electronic communication or overnight air courier guaranteeing next day delivery, or to the other’s address, which initially is as follows:

If to the Company:

TH International Limited

2501 Central Plaza

227 Huangpi North Road

Shanghai

People’s Republic of China 200003

c/o Cartesian Capital Group LLC

505 5th Avenue, 15th Floor

New York, NY 10017

United States

Attn: Peter Yu; Gregory Armstrong

E-mail: peter.yu@cartesiangroup.com; gregory.armstrong@cartesiangroup.com with a copy (which shall not constitute notice) to:

Kirkland & Ellis

26th Floor, Gloucester Tower, The Landmark

15 Queen’s Road Central, Hong Kong

Attn: Daniel Dusek; Joseph Raymond Casey; Ram Narayan; Louis Rabinowitz

E-mail:	daniel.dusek@kirkland.com; joseph.casey@kirkland.com; ram.narayan@kirkland.com; louis.rabinowitz@kirkland.com

If to the Trustee:

Wilmington Savings Fund Society, FSB

500 Delaware, Ave.

Wilmington, DE

19801

United States

Attn: WSFS Institutional Services

The Company or the Trustee, by notice to the other, may designate additional or different addresses (including facsimile numbers and electronic addresses) for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: (A) at the time delivered by hand, if personally delivered; (B) five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; (C) when receipt acknowledged, if transmitted by facsimile, electronic transmission or other similar means of electronic communication; and (D) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

All notices or communications required to be made to a Holder pursuant to this Indenture must be made in writing and will be deemed to be duly sent or given in writing if mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to its address shown on the Register; provided, however, that a notice or communication to a Holder of a Global Note may, but need not, instead be sent pursuant to the Depositary Procedures (in which case, such notice will be deemed to be duly sent or given in writing). The failure to send a notice or communication to a Holder, or any defect in such notice or communication, will not affect its sufficiency with respect to any other Holder. All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any communication sent to the Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature), in English, and signatures of the parties hereto transmitted by facsimile, PDF or other electronic transmission (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) will constitute effective execution and delivery of this Indenture as to the other parties hereto and will be deemed to be their original signatures for all purposes; provided, notwithstanding anything to the contrary set forth herein, the Trustee is under no obligation to agree to accept electronic signatures in any form or format unless expressly agreed to by the Trustee pursuant to procedures approved by the Trustee. The Company and the Holders agree to assume all risks arising out of the use of digital signatures and electronic methods to submit communications to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

If the Trustee is then acting as the Depositary’s custodian for the Notes, then, at the reasonable request of the Company to the Trustee, the Trustee will cause any notice prepared by the Company to be sent to any Holder(s) pursuant to the Depositary Procedures, provided such request is evidenced in a Company Order delivered, together with the text of such notice, to the Trustee at least two (2) Business Days before the date such notice is to be so sent. For the avoidance of doubt, such Company Order need not be accompanied by an Officer’s Certificate or Opinion of Counsel. The Trustee will not have any liability relating to the contents of any notice that it sends to any Holder pursuant to any such Company Order.

If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it will be deemed to have been duly given, whether or not the addressee receives it.

Notwithstanding anything to the contrary in this Indenture or the Notes, (A) whenever any provision of this Indenture requires a party to send notice to another party, no such notice need be sent if the sending party and the recipient are the same Person acting in different capacities; and (B) whenever any provision of this Indenture requires a party to send notice to more than one receiving party, and each receiving party is the same Person acting in different capacities, then only one such notice need be sent to such Person.

Section 11.02.      Delivery of Officer’s Certificate and Opinion of Counsel as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company will furnish to the Trustee:

(A)            an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee that complies with Section 11.03 and states that, in the opinion of the signatory thereto, all conditions precedent and covenants, if any, provided for in this Indenture relating to such action have been satisfied; and

(B)            an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee that complies with Section 11.03 and states that, in the opinion of such counsel, all such conditions precedent and covenants, if any, have been satisfied; provided that no such Opinion of Counsel shall be required in connection with the initial authentication of Notes under this Indenture and the authentication of PIK Notes.

Section 11.03.      Statements Required in Officer’s Certificate and Opinion of Counsel.

Each Officer’s Certificate (other than an Officer’s Certificate pursuant to Section 3.02) or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture will include:

(A)            a statement that the signatory thereto has read such covenant or condition;

(B)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained therein are based;

(C)            a statement that, in the opinion of such signatory, he, she or it has made such examination or investigation as is necessary to enable him, her or it to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(D)            a statement as to whether, in the opinion of such signatory, such covenant or condition has been satisfied.

Section 11.04.      Rules by the Trustee, the Registrar and the Paying Agent.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.05.      No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under this Indenture or the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

Section 11.06.      Governing Law; Waiver of Jury Trial.

THIS INDENTURE AND THE NOTES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE OR THE NOTES, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY, THE TRUSTEE AND THE HOLDERS OF THE NOTES BY THEIR ACCEPTANCE THEREOF IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE OR THE NOTES.

Section 11.07.      Submission to Jurisdiction.

Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated by this Indenture may be instituted in the federal courts of the United States of America located in The City of New York or the courts of the State of New York, in each case located in The City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in Section 11.01 will be effective service of process for any such suit, action or proceeding brought in any such court. Each of the Company, the Trustee and each Holder (by its acceptance of any Note) irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

Section 11.08.      No Adverse Interpretation of Other Agreements.

Neither this Indenture nor the Notes may be used to interpret any other indenture, note, loan or debt agreement of the Company or its Subsidiaries or of any other Person, and no such indenture, note, loan or debt agreement may be used to interpret this Indenture or the Notes.

Section 11.09.      Successors.

All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors.

Section 11.10.      Force Majeure.

The Trustee and each Note Agent will not incur any liability for not performing or for any delay in performing any act or fulfilling any duty, obligation or responsibility under this Indenture or the Notes by reason of any occurrence beyond its control (including, without limitation, any act or provision of any present or future law or regulation or Governmental Authority, act of God, earthquakes, fires, floods, sabotage, epidemics, pandemics, recognized public emergencies, quarantine restrictions, riots, interruptions loss or malfunction of utilities, computer (hardware or software) or communications service, use or infiltration of the Trustee’s or such Note Agent’s technological infrastructure exceeding authorized access, accidents, acts of war, civil or military unrest, labor disputes, acts of civil or military authority or governmental actions, local or national disturbance or disaster, act of terrorism or unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

Section 11.11.      U.S.A. Patriot Act.

The Company acknowledges that, in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions, in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each Person that establishes a relationship or opens an account with the Trustee. The Company agrees to provide the Trustee with such information as it may request to enable the Trustee to comply with the U.S.A. PATRIOT Act.

Section 11.12.      Calculations.

Except as otherwise provided in this Indenture, the Company will be responsible for making all calculations called for under this Indenture or the Notes, including determinations of the Last Reported Sale Price, accrued interest on the Notes and the Conversion Price. Neither the Trustee nor any Note Agent will have any liability or responsibility for any calculation under this Indenture or in connection with the Notes, any information used in connection with such calculation or any determination made in connection with a conversion.

The Company will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders. The Company will provide a schedule of its calculations in writing to the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent may rely conclusively on the accuracy of the Company’s calculations without independent verification. The Trustee will promptly forward a copy of each such schedule to a Holder upon its written request therefor.

Section 11.13.      Severability; Entire Agreement.

If a court of competent jurisdiction declares any provision of this Indenture or the Notes is invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions of this Indenture or the Notes will not in any way be affected or impaired thereby. This Indenture and the exhibits hereto set forth the entire agreement and understanding of the parties related to this transaction and supersede all prior agreements and understandings, written or oral.

Section 11.14.      Counterparts.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, and all of them together represent the same agreement. Delivery of an executed counterpart of this Indenture by facsimile, electronically in portable document format or in any other format will be effective as delivery of a manually executed counterpart. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes.

Section 11.15.      Table of Contents, Headings, Etc.

The table of contents and the headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions of this Indenture.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties to this Indenture have caused this Indenture to be duly executed as of the date first written above.

TH INTERNATIONAL LIMITED

By:
Name:
Title:

WILMINGTON SAVINGS FUND SOCIETY, FSB, AS TRUSTEE

By:
Name:
Title:

[Signature Page to Indenture]

EXHIBIT A

FORM OF NOTE

[Insert Global Note Legend, if applicable]

[Insert Restricted Note Legend, if applicable]

TH INTERNATIONAL LIMITED

Variable Rate Convertible Senior Note due 2026

ISIN: [ ]	Certificate No. [ ]

CUSIP:

TH International Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands with registration number 336092, for value received, promises to pay to [Cede & Co]. or its registered assigns the principal sum of [              ] dollars ($[              ]) [(as revised by the attached Schedule of Exchanges of Interests in the Global Note)]* on December 10, 2026 and to pay interest thereon, as provided in the Indenture referred to below, until the principal and all accrued and unpaid interest are paid or duly provided for.

Interest Payment Dates:	June 10 and December 10 of each year, commencing on [●].

Regular Record Dates:	May 26 and November 25 (whether or not a Business Day).

Additional provisions of this Note are set forth on the other side of this Note.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

* Insert bracketed language for Global Notes only.

IN WITNESS WHEREOF, TH International Limited has caused this instrument to be duly executed as of the date set forth below.

TH INTERNATIONAL LIMITED

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Wilmington Savings Fund Society, FSB, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.

Date:	By:
Authorized Signatory

TH INTERNATIONAL LIMITED

Variable Rate Convertible Senior Note due 2026

This Note is one of a duly authorized issue of notes of TH International Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands with registration number 336092 (the “Company”), designated as its Variable Rate Convertible Senior Notes due 2026 (the “Notes”), all issued or to be issued pursuant to an indenture, dated as of December 30, 2021 (as the same may be amended from time to time, the “Indenture”), between the Company and Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”). Capitalized terms used in this Note without definition have the respective meanings ascribed to them in the Indenture.

The Indenture sets forth the rights and obligations of the Company, the Trustee and the Holders and the terms of the Notes. Notwithstanding anything to the contrary in this Note, to the extent that any provision of this Note conflicts with the provisions of the Indenture, the provisions of the Indenture will control.

1.           Interest. This Note will accrue interest at a rate and in the manner set forth in Section 2.05 of the Indenture. Stated Interest on this Note will begin to accrue from, and including, December 10, 2021.

2.           Maturity. This Note will mature on December 10, 2026, unless earlier repurchased, redeemed or converted.

3.           Method of Payment. Cash amounts due on this Note will be paid in the manner set forth in Section 2.04 of the Indenture.

4.           Persons Deemed Owners. The Holder of this Note will be treated as the owner of this Note for all purposes.

5.           Denominations; Transfers and Exchanges. All Notes will be in registered form, without coupons, in principal amounts equal to any Authorized Denominations. Subject to the terms of the Indenture, the Holder of this Note may transfer or exchange this Note by presenting it to the Registrar and delivering any required documentation or other materials.

6.           Right of Holders to Require the Company to Repurchase Notes. Each Holder will have the right, on or after June 10, 2025, at its election, to require the Company to repurchase all of such Holder’s Notes on the Repurchase Date for cash in the manner, and subject to the terms, set forth in Section 4.02 of the Indenture.

7.           Right of the Company to Redeem the Notes. The Company will have the right to redeem the Notes for cash in the manner, and subject to the terms, set forth in Section 4.03 of the Indenture.

8.           Conversion. Each of the Holder of this Note and the Company may convert this Note into Conversion Consideration in the manner, and subject to the terms, set forth in Article 5 of the Indenture.

9.           When the Company May Merge, Etc. Article 6 of the Indenture places limited restrictions on the Company’s ability to be a party to a Business Combination Event.

10.          Defaults and Remedies. If an Event of Default occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding may (and, in certain circumstances, will automatically) become due and payable in the manner, and subject to the terms, set forth in Article 7 of the Indenture.

11.          Amendments, Supplements and Waivers. The Company and the Trustee may amend or supplement the Indenture or the Notes or waive compliance with any provision of the Indenture or the Notes in the manner, and subject to the terms, set forth in Section 7.04 and Article 8 of the Indenture.

12.          No Personal Liability of Directors, Officers, Employees and Shareholders. No past, present or future director, officer, employee, incorporator or shareholder of the Company, as such, will have any liability for any obligations of the Company under the Indenture or the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

13.         Authentication. No Note will be valid until it is authenticated by an authorized signatory of the Trustee. A Note will be deemed to be duly authenticated only when an authorized signatory of the Trustee (or a duly appointed authenticating agent) manually or electronically signs the certificate of authentication of such Note.

14.          Abbreviations. Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act).

15.          Governing Law. THIS NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

* * *

To request a copy of the Indenture, which will be provided to any Holder at no charge, please send a written request to the Trustee at Wilmington Savings Fund Society, FSB, 500 Delaware Avenue, Wilmington, DE19801, Attn: WSFS Institutional Services.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTES*

INITIAL PRINCIPAL AMOUNT OF THIS GLOBAL NOTE: $[             ]

The following exchanges, transfers or cancellations of this Global Note have been made:

Date	Amount of Increase (Decrease) in Principal Amount of this Global Note	Principal Amount of this Global Note After Such Increase (Decrease)	Signature of Authorized Signatory of Trustee

* Insert for Global Notes only.

NOTICE OF CONVERSION

TH INTERNATIONAL LIMITED

Variable Rate Convertible Senior Notes due 2026

Subject to the terms of the Indenture, by executing and delivering this Notice of Conversion, the undersigned Holder of the Note identified below directs the Company to convert the entire principal amount of the Note identified by

ISIN

CUSIP

and Certificate No.	.

The undersigned acknowledges that if the Conversion Date of a Note to be converted is after a Regular Record Date and before the next Interest Payment Date, then such Note, when surrendered for conversion, must, in certain circumstances, be accompanied with an amount of cash equal to the interest that would have accrued on such Note to, but excluding, such Interest Payment Date.

Date:	By:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

REPURCHASE NOTICE

TH INTERNATIONAL LIMITED

Variable Rate Convertible Senior Notes due 2026

Subject to the terms of the Indenture, by executing and delivering this Repurchase Notice, the undersigned Holder of the Note identified below is exercising its Repurchase Right with respect to the entire principal amount of the Note identified by

ISIN

CUSIP

and Certificate No.	.

The undersigned acknowledges that this Note, duly endorsed for transfer, must be delivered to the Paying Agent before the Repurchase Price will be paid.

Date:	By:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

ASSIGNMENT FORM

TH INTERNATIONAL LIMITED

Variable Rate Convertible Senior Notes due 2026

Subject to the terms of the Indenture, the undersigned Holder of the within Note assigns to:

Name:

Address:

Social security or tax identification number:

the within Note and all rights thereunder irrevocably appoints:

as agent to transfer the within Note on the books of the Company. The agent may substitute another to act for him/her.

Date:	By:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

TRANSFEROR ACKNOWLEDGMENT

If the within Note bears a Restricted Note Legend, the undersigned further certifies that (check one):

1.	☐	Such Transfer is being made to the Company or a Subsidiary of the Company.

2.	☐	Such Transfer is being made pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of the Transfer.

3.	☐	Such Transfer is being made pursuant to, and in accordance with, Rule 144A under the Securities Act, and, accordingly, the undersigned further certifies that the within Note is being transferred to a Person that the undersigned reasonably believes is purchasing the within Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A. If this item is checked, then the transferee must complete and execute the acknowledgment contained on the next page.

4.	☐	Such Transfer is being made pursuant to, and in accordance with, any other available exemption from the registration requirements of the Securities Act (including, if available, the exemption provided by Rule 144 under the Securities Act).

Dated:	By:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

TRANSFEREE ACKNOWLEDGMENT

The undersigned represents that it is purchasing the within Note for its own account, or for one or more accounts with respect to which the undersigned exercises sole investment discretion, and that and the undersigned and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act. The undersigned acknowledges that the transferor is relying, in transferring the within Note on the exemption from the registration and prospectus-delivery requirements of the Securities Act of 1933, as amended, provided by Rule 144A and that the undersigned has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A.

Dated:

(Name of Transferee)

By:
Name:
Title:

EXHIBIT B-1

FORM OF RESTRICTED NOTE LEGEND

THIS NOTE AND THE SHARES OF STOCK ISSUABLE UPON THE CONVERSION THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)	REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS (I) AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, OR (II) A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)	AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR THE SHARES OF STOCK ISSUABLE UPON CONVERSION THEREOF, OR ANY BENEFICIAL INTEREST HEREIN OR THEREIN, PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT UNLESS SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS MADE:

(A)	TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)	PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(D)	TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR

(E)	PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT,

B-1-1

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C), (D) OR (E) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

B-1-2

EXHIBIT B-2

FORM OF GLOBAL NOTE LEGEND

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS THE OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE COMPANY OR ITS AGENTS FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO.) OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE 2 OF THE INDENTURE HEREINAFTER REFERRED TO.

B-2-1

EXHIBIT C

FORM OF MANDATORY CONVERSION NOTICE

TH INTERNATIONAL LIMITED

Variable Rate Convertible Senior Notes due 2026

Subject to the terms of the Indenture, by executing and delivering this Notice of Conversion, the Company hereby elects to convert the entire principal amount of the Note identified by

ISIN

CUSIP

and Certificate No.	.

Unless otherwise instructed by you in writing on or before [●], we shall issue the above indicated number of Shares to your account as set forth herein on the Conversion Date.

Name and address of Holder:

[Account details to be inserted]

Date:

On behalf of the Company:

By:

Name:
Title:

C-1